Exhibit 10.1.40

OFFICE LEASE AGREEMENT

Between

222 SOUTH RIVERSIDE PROPERTY LLC,
AS LANDLORD

and

SUA INSURANCE COMPANY,
AS TENANT

Dated: February 7, 2005

222 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS

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TABLE OF CONTENTS

		PAGE
63.	Executive Order 13224	33
64.	Renewal Option	33
65.	Termination Option	35

LIST OF EXHIBITS

A	LEGAL DESCRIPTION
A-1	PLAN OF PREMISES
B	WORK LETTER
C	RULES AND REGULATIONS
D	INTENTIONALLY OMITTED
E	FORM OF LETTER OF CREDIT
F	COMMENCEMENT DATE LETTER

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BASIC LEASE PROVISIONS

     The following sets forth some of the Basic Provisions of the Lease. In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Sections of the Lease, the referenced Sections of the Lease shall control. In addition to the following Basic Lease Provisions, all of the other terms and conditions and sections of the Office Lease Agreement hereinafter set forth are hereby incorporated as an integral part of this Summary.

1.	Building (See Section 1):	222 S. Riverside Plaza
Chicago, Illinois

2.	Premises (See Section 1):

	Suite:	1600
	Floor:	16th
	Rentable Square Feet:	24,987

3 ·	Term (See Section 2):	180 full calendar months
	Commencement Date:	May 1, 2005 subject to Section 2
	Expiration Date:	April 30, 2020 subject to Section 2

4.	Base Rent (See Section 5):

	Rate Per Rentable Square	Monthly
Lease Year	Foot of Premises	Installment
1	$15.50	$32,274.88
2	$16.00	$33,316.00
3	$16.50	$34,357.13
4	$17.00	$35,398.25
5	$17.50	$36,439.38
6	$18.00	$37,480.05
7	$18.50	$38,521.63
8	$19.00	$39,562.75
9	$19.50	$40,603.88
10	$20.00	$41,645.00
11	$20.50	$42,686.13
12	$21.00	$43,727.25
13	$21.50	$44,768.38
14	$22.00	$45,809.50
15	$22.50	$46,850.63

     The term “Lease Year”, as used in this Lease, shall mean each and every consecutive twelve (12) month period during the Term of this Lease, with the first such twelve (12) month period commencing on the Commencement Date; provided, however, if the Commencement

Date occurs other than on the first day of a calendar month, the first Lease Year shall be that partial month plus the first full twelve (12) months thereafter.

     Abatement of Rent: Notwithstanding anything to the contrary contained herein, so long as Tenant is not then in default under this Lease beyond all applicable periods of notice and cure, (a) Tenant shall not be required to pay Base Rent or Tenant’s Share of Operating Expenses and Taxes for the first twelve (12) month period immediately following the Commencement Date; (b) during the Second Lease Year, Base Rent and Tenant’s Share of Operating Expenses and Taxes shall be calculated as if the Premises contains 15,000 square feet of rentable area (rather than 24,987); and (c) during the Third Lease Year, Base Rent and Tenant’s Share of Operating Expenses and Taxes shall be calculated as if the Premises contains 20,000 square feet of rentable area (rather than 24,987). The total amount of Rent abated pursuant to the previous sentence shall be referred to as the “Abated Rent”. If Tenant defaults beyond any applicable notice and cure periods at anytime during the Lease Term, then the portion of the Abated Rent unamortized as of the date such Default exists under the Lease (with the Abated Rent being deemed to have been amortized in equal monthly installments together with interest thereon at a rate of ten percent (10%) per annum from the Commencement Date to the Expiration Date) shall immediately become due and payable. The payment by Tenant of the Abated Rent in the event of a default shall not limit or affect any of Landlord’s other rights, in the event of a default by Tenant, pursuant to this Lease or at law or in equity.

5.	Rent Payment Address (See Section 5):
222 South Riverside Property LLC
P.O. Box 90465
Chicago, Illinois 60696-0465
Attn: Property Manager

6.	Intentionally omitted.

7.	Tenant’s Share (See Section 7):	2.24%

8 ·	Security Deposit (See Section 10):	1.5 million dollars in the form of a letter of
credit as described in Section 10

9 ·	Construction Allowance	$60.00 per rentable square foot
(See Exhibit B):

10.	Landlord’s Broker (See Section 52):	Buck Management Group, LLC

11.	Tenant’s Broker (See Section 52):	Corporate Real Estate Consultants, LLC

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12.	Notice Address (See Section 30):

Landlord	Tenant

222 South Riverside Property LLC	SUA Insurance Company
c/o Beacon Capital Partners	222 South Riverside Plaza
One Federal Street	Chicago, Illinois 60606
26th Floor	Attn:

Boston, Massachusetts 02110
Attn: General Counsel

With a copy to:

Buck Management Group, LLC
222 South Riverside Plaza
Chicago, Illinois 60606
Attn: Property Manager

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the date set forth on the first page hereof.

222 SOUTH RIVERSIDE PROPERTY LLC, a Delaware limited liability company

By:	BCSP III Illinois Manager LLC, a Delaware limited liability company, its Manager

	By:	Beacon Capital Strategic Partners III, L.P., a Delaware limited partnership, its sole member

		By:	BCP Strategic Partners III, LLC, a Delaware limited liability company, its General Partner

			By:	Beacon Capital Partners, LLC, a Delaware limited liability company, its Manager

				By:	/s/ Philip J. Brannigan, Jr.

				Name:	Philip J. Brannigan, Jr.

				Title:	Vice President

TENANT:

SUA INSURANCE COMPANY, an Illinois statutory insurance company

By:	/s/ Courtney C. Smith

	Name:	Courtney C. Smith

	Title:	President

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OFFICE LEASE AGREEMENT

     THIS OFFICE LEASE AGREEMENT (the “Lease”) is made and entered into as of the date appearing on the first page hereof by and between the Landlord and Tenant identified above.

A.	Premises/Term/Possession.

     1. Premises. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord, for general office purposes of a type customary for first-class office buildings, the Premises located in the Building identified in the Basic Lease Provisions, situated on the real property described in Exhibit A attached hereto (the “Property”), such Premises as all further shown by diagonal lines on the drawing attached hereto as Exhibit A-1 and made a part hereof by reference. The Premises shall be prepared for Tenant’s occupancy in the manner and subject to the provisions of Exhibit B attached hereto and made a part hereof. Tenant acknowledges and agrees the Premises are being leased in their “as is” condition, without representation or warranty by Landlord or any other party acting on Landlord’s behalf, except as expressly set forth in this Lease. Landlord and Tenant agree that the number of rentable square feet described in Paragraph 2 of the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises.

     2. Lease Term. Tenant shall have and hold the Premises for the term (“Term”) identified in the Basic Lease Provisions commencing on the date (the “Commencement Date”) which is the earliest of (i) the date set forth as the Commencement Date in Paragraph 3 of the Basic Lease Provisions, (ii) the date Tenant substantially completes Tenant’s Work pursuant to and as defined in the Workletter attached hereto as Exhibit B (the “Workletter”), and (iii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business, and terminating at midnight on the last day of the Term (the “Expiration Date”), unless sooner terminated or extended as hereinafter provided. Landlord and Tenant shall sign a Commencement Date letter in the form of Exhibit F attached hereto and made a part hereof.

     3. Possession. Landlord will make commercially reasonable efforts to deliver possession of the Premises to Tenant one (1) day following the date Landlord and Tenant have fully executed the Lease in order to permit Tenant to commence Tenant’s Work therein in accordance with the terms and conditions of the Workletter. Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant if such failure is due to any previous tenant’s or occupant’s failure to vacate the Premises or for any other reason outside Landlord’s reasonable control, except that the commencement of the Term shall be delayed until the earliest to occur of (i) 90 days after the date Landlord delivers possession of the Premises to Tenant, (ii) the date Tenant substantially completes Tenant’s Work, and (iii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business. If the operation of the foregoing sentence results in the Commencement Date occurring later than the date set forth as the Commencement Date in Paragraph 3 of the Basic Lease Provisions, then the Expiration Date set forth in Paragraph 3 of the Basic Lease Provisions shall be extended the number of days necessary so the Term contains the same number of calendar months as is specified in Paragraph 3 of the Basic Lease Provisions. Tenant’s possession of the Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease except that Base Rent and Additional Rent shall not commence to accrue until the Commencement Date.

     4. Quiet Enjoyment. Tenant, upon payment in full of the required Rent and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term hereof. Landlord shall not be responsible for the acts or omissions of any other tenant, Tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises.

     B. Rent/Payment/Security Deposit.

     5. Base Rent. Tenant shall pay to Landlord, at the place set forth in the Basic Lease Provisions, or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions.

     6. Rent Payment. The Base Rent for each Lease Year shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the first month’s Base Rent, and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term hereof (provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Tenant shall pay, as additional rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, Additional Rent, and all other amounts payable hereunder from Tenant to Landlord).

     7. Operating Expenses/Taxes.

     (a) Tenant agrees to reimburse Landlord throughout the Term, as “Additional Rent” hereunder, for Tenant’s Share (as defined below) of: (i) the annual Operating Expenses (as defined below); and (ii) the annual Taxes (as defined below). The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the rentable square footage of the Premises by 1,111,782, being the rentable square footage of the Building. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is the percentage amount set forth in the Basic Lease Provisions. Tenant’s Share of Operating Expenses and Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term.

          (b) “Operating Expenses” shall mean all of those expenses of operating, servicing, managing, maintaining, providing security to and repairing the Property, Building, and all related common areas. Operating Expenses shall include, without limitation, the following: (1) insurance premiums and deductible amounts, including, without limitation, for Commercial General Liability insurance, “all risks” property, rent loss and other coverages carried by Landlord on the Building and Property; (2) all costs related to the providing of water, heating, lighting, ventilation, sanitary sewer, air conditioning and other utilities in the Building, but specifically excluding those utility charges actually paid separately by Tenant or any other tenants of the Building; (3) janitorial and maintenance expenses, including: (a) janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building; and (b) the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash and snow removal, and other similar services or agreements; (4) management fees and the market rental value of a management office; (5) the costs, including interest, amortized over the applicable useful life, of any capital improvement made to the Building by or on behalf of Landlord which is required under any governmental law or regulation (or any judicial interpretation thereof) that was not applicable to the Building as of the date of this Lease, and of the acquisition and installation of any device or equipment designed to improve the operating efficiency of any system within the Building which is reasonably intended to reduce Operating Expenses or which is acquired to improve the safety of the Building or Property; (6) all services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building, including, but not limited to the lobby, vehicular and pedestrian traffic areas and other common use areas; (7) wages and salaries of Landlord’s employees (not above the level of Building or Property Manager or whatever title represents the on-site management representative primarily responsible for management of the Building) engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits; (8) legal and accounting costs (but not including legal costs incurred in collecting delinquent rent from any occupants of the Property); (9) costs to maintain and repair the Building and Property; and (10) landscaping and security costs unless Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above.

          Operating Expenses shall specifically exclude, however, the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in the preceding paragraph; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for common areas of the Building); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building; (viii) any expense for which

Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility, or other facility not generally available to all office tenants of the Building, including Tenant; (xi) Taxes; and (xii) rental under any ground or underlying lease or leases.

          (c) “Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to each calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and operation of the Building and the Property, subject to the following: (i) the amount of ad valorem real and personal property taxes against Landlord’s real and personal property to be included in Taxes shall be the amount required to be paid for any calendar year, notwithstanding that such Taxes are assessed for a different calendar year (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City where the Building is located; any political subdivision of either, or any other taxing body, on rents or other income from the Property (or the value of the leases thereon) to be included shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building [excluding amounts payable under this subparagraph (iii)] been the sole taxable income of Landlord for such calendar year; (iv) there shall be excluded from Taxes all income taxes [except those which may be included pursuant to the preceding subparagraph (iii) above, if any], excess profits taxes, franchise, capital stock, and inheritance or estate taxes; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes assessed for a different calendar year. The term “Taxes” shall exclude any franchise, estate, succession, capital levy, transfer, income, excess profits or any other of similar taxes imposed upon Landlord.

          (d) Landlord shall, on or before the Commencement Date and as soon as reasonably possible after the commencement of each calendar year thereafter, provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of Operating Expenses and Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord agrees to keep books and records showing the Operating Expenses in accordance with generally accepted accounting principles (as modified for office buildings in a manner comparable to other similar buildings in the commercial area where the Building is located) and practices consistently maintained on a year-to-year basis in compliance with such provisions of this Lease as may affect such accounts, and Landlord shall deliver to Tenant after the close of each calendar year (including the calendar year in which this Lease terminates), a statement (“Landlord’s Statement”) containing the following: (1) a statement that the books and records covering the operation of the Building have been maintained in accordance with the requirements in this subparagraph (d); (2) the amount of the Operating Expenses for such calendar year; and (3) the amount of the Taxes for such calendar year. Upon reasonable prior written request given not later than thirty (30) days following the date Landlord’s Statement is delivered to Tenant, Landlord will provide Tenant detailed documentation to support such Landlord’s Statement or provide Tenant with the opportunity to review such supporting information. If Tenant does not notify Landlord of any objection to Landlord’s Statement within ninety (90) days after the later of delivery of Landlord’s Statement or such requested supporting documentation, Tenant shall be deemed to have accepted Landlord’s Statement as true and correct and shall be deemed to have waived any right to dispute the Operating Expenses and/or Taxes due pursuant to that Landlord’s Statement.

Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord’s statement of the actual amount of Operating Expenses , such of Landlord’s books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord’s books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant’s attorneys, accountants and other consultants. Such advisors can not be paid on a contingency fee basis nor can such advisors represent other tenants in the Building. If Tenant shall dispute any item or items included in the determination of Operating Expenses for a particular Lease Year, and such dispute is not resolved by the parties hereto within sixty (60) days after the statement for such year was delivered to Tenant, then either party may, within ten (10) days thereafter, request that a firm of independent certified public accountants, selected by Landlord and reasonably acceptable to Tenant, render an opinion as to whether or not the disputed item or items may properly be included in the determination of Operating Expenses for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by Tenant, unless such opinion confirms that Tenant has overpaid its share of Operating Expenses by more than five percent (5%), in which event the fees and expenses incurred in obtaining such opinion shall be borne by Landlord. If Tenant shall not dispute any item or items included in the determination of Operating Expenses for a particular Lease Year by delivering a written notice to Landlord generally describing the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Operating Expenses, Tenant shall pay, under protest and without prejudice, Tenant’s Share of Operating Expenses as calculated by Landlord.

               (i) Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Section 5 above, as Additional Rent hereunder, the estimated monthly installment of Tenant’s Share of the Operating Expenses and Taxes for the calendar year in question. At the end of any calendar year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of Operating Expenses and Taxes for such calendar year, Landlord shall reimburse to Tenant any such excess amount within ninety (90) days after Tenant receives the annual statement (or shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of Additional Rent due hereunder, at the option of Landlord). At the end of any calendar year if Tenant has paid to Landlord less than Tenant’s Share of Operating Expenses and Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after Tenant receives the annual statement.

               (ii) For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Section shall apply, but Tenant’s Share for such calendar year shall be subject to a pro rata adjustment based upon the number of days prior to the expiration of the Term of this Lease. Tenant shall make monthly estimated payments of the pro rata portion of Tenant’s Share for such calendar year (in the manner provided above) and when the actual prorated Tenant’s Share for such calendar year is determined, Landlord shall send Landlord’s Statement to Tenant for such year and if such Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year exceeded the actual prorated Tenant’s Share for such calendar year, Landlord shall include a refund for that amount along with the Landlord’s Statement (subject to offset in the event Tenant is in default hereunder). If Landlord’s Statement reveals that Tenant’s estimated payments for the prorated Tenant’s Share for such calendar year were less than the actual prorated Tenant’s Share for such calendar year, Tenant shall pay the shortfall to Landlord within thirty (30) days after the date of receipt of Landlord’s Statement.

               (iii) If the Building is less than fully occupied throughout any calendar year of the Term, then the actual Operating Expenses for the calendar year in question which vary with occupancy levels in the Building (e.g., janitorial costs and management fees) shall be increased to the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully occupied throughout such calendar year.

     8. Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or Additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the tenth (10th) day following the date Tenant was invoiced, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as Additional Rent and interest shall accrue on all delinquent amounts from the date past due until paid at the lower of a rate of one percent (1%) per month or fraction thereof from the date such payment is due until paid (Annual Percentage Rate = 12%), or the highest rate permitted by applicable law.

     9. Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder.

     10. Security Deposit.

          (a) Concurrently with Tenant’s execution and delivery of this Lease, Tenant shall pay Landlord the amount identified as the Security Deposit in the Basic Lease Provisions (hereinafter referred to as “Security Deposit”) as evidence of good faith on the part of Tenant in the fulfillment of the terms of this Lease, which shall be held by the Landlord during the Term of this Lease, or any renewal thereof. The Security Deposit shall be in the form of the Letter of Credit (hereinafter defined). Landlord shall not be required to hold the Security Deposit as a separate account, but may commingle it with Landlord’s other funds. Under no circumstances will Tenant be entitled to any interest on the Security Deposit. The Security Deposit may be used by Landlord, at its discretion, to apply to any amount owing to Landlord hereunder, or to pay the expenses of repairing any damage to the Premises, except normal wear and tear occurring from normal use of the Premises, which exists on the day Tenant vacates the Premises, but this right shall not be construed to limit Landlord’s right to recover additional sums from Tenant for damages to the Premises. If Landlord applies all or any portion of the Security Deposit, Tenant shall, within five (5) business days after Landlord’s written demand therefor, deposit with Landlord the amount so applied so that Landlord will have on hand at all times during the term of this Lease the full amount of the Security Deposit. In addition to any other rights available to Landlord hereunder, the Security Deposit shall be forfeited in any event if Tenant fails to occupy the Premises for the full Term of this Lease and fails to pay rent, or if this Lease or Tenant’s right to possession of the Premises should be terminated prior to the Expiration Date of the Term, or of any renewal thereof due to a Default by Tenant under this Lease. If there are no payments to be made from the Security Deposit as set out in this paragraph, or if there is any balance of the Security Deposit remaining after all payments have been made, the Security Deposit, or such balance thereof remaining, will be refunded to the Tenant within thirty (30) days after fulfillment by Tenant of all obligations hereunder (including payment of the balance of any year-end reconciliation). In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises. Upon sale or conveyance of the Building, Landlord may transfer or assign the Security Deposit to any new owner of the Premises, and upon such transfer all liability of Landlord for the Security Deposit shall terminate.

          (b) Tenant shall satisfy the requirement of delivery of the Security Deposit by the delivery to Landlord of an unconditional and irrevocable letter of credit (“Letter of Credit”) in the amount of the Security Deposit and in the form attached hereto as Exhibit E. The Letter of Credit shall be issued by a bank reasonably satisfactory to Landlord and located in Chicago, Illinois. Tenant shall ensure that at all times after the execution and delivery of this Lease until sixty (60) days’ after the Expiration Date, as the same may be extended, an unexpired Letter of Credit in the amount of the Security Deposit or cash in the amount of the Security Deposit shall be in the possession of Landlord. The Letter of Credit shall contain a so-called “evergreen” clause providing that the Letter of Credit shall not be canceled unless the issuing bank delivers sixty (60) days’ prior written notice to Landlord. Tenant shall deliver to Landlord, no later than sixty (60) days prior to the expiry date of the then outstanding and expiring Letter of Credit (a) a replacement Letter of Credit or (b) cash in the amount then required as the Security Deposit. Failure by Tenant to deliver any replacement Letter of Credit or pay the amount of the Security Deposit in cash as required above shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this Lease. Landlord may also draw under the Letter of Credit to cure any Default under this Lease and to hold the unapplied balance as the Security Deposit and Tenant shall replenish the amount so drawn upon demand by Landlord. Landlord may also draw on the Letter of Credit and use and apply the proceeds as the Security Deposit hereunder if (i) the credit rating of the long-term debt of the issuer of the Letter of Credit (according to Moody’s or similar national rating agency) is downgraded to a grade below investment grade, (ii) the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or (iii) the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, and Tenant fails to deliver to Landlord a replacement Letter of Credit complying with the terms of this Lease or cash in the amount then required as the Security Deposit within five (5) days of request therefor from Landlord. Failure by the issuer to honor a draw request on the Letter of Credit shall be a Default under the terms of this Lease entitling Landlord to exercise its remedies hereunder. Each Letter of Credit shall be for the benefit of Landlord or its successors and assigns and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. Landlord shall have an unrestricted right to transfer the Letter of Credit at anytime and to any successor to Landlord without the payment of any transfer fee or other charge.

     Notwithstanding the foregoing, so long as Tenant is not in Default under this Lease, and provided there has never been a Default with respect to Tenant’s monetary obligations under this Lease, the amount of the Letter of Credit shall be reduced as follows:

AMOUNT OF LETTER OF
CREDIT/SECURITY
PERIOD	DEPOSIT*
Commencement Date to 4th Anniversary of Commencement Date	$1,500,000.00
4th Anniversary of Commencement Date through 6th Anniversary of Commencement Date	$1,200,000.00
6th Anniversary of Commencement Date through 8th Anniversary of Commencement Date	$900,000.00
8th Anniversary of Commencement Date through 10th Anniversary of Commencement Date	$600,000.00
10th Anniversary of Commencement Date through 12th Anniversary of Commencement Date	$300,000.00
12th Anniversary of the Commencement Date through 60 days after the expiration of the Lease Term	$200,000.00

     *Notwithstanding the above, the amount of the Letter of Credit shall not be reduced if the Tenant has been in Default of this Lease at anytime during the prior twelve (12) month period. If the Tenant was in Default of this Lease at anytime during the prior twelve (12) month period, the amount of the Letter of Credit for the twelve (12) month period immediately following the period of the Default (said period shall hereinafter be referred to as the “Non-Reduction Period”) shall not be reduced and the amount of the Letter of Credit shall remain unchanged for the entire Non-Reduction Period. If Tenant is not in Default of this Lease at anytime during the Non-Reduction Period, the amount of the Letter of Credit shall once again be reduced as provided in the above schedule, provided there is no further Default by Tenant. Tenant agrees that there shall be no reduction in the Letter of Credit, pursuant to the terms and provisions of this Section 10 or otherwise, until Landlord notifies the issuer of the Letter of Credit, in writing, to reduce the amount of Letter of Credit. Upon Tenant’s written request, Landlord, pursuant to the terms and provisions of this Section 10, agrees to promptly notify the issuer of any reduction in the amount of the Letter of Credit.

     C. Use/Laws/Rules.

     11. Use of Premises.

          (a) Tenant shall use and occupy the Premises for general office purposes of a type customary for office buildings of the same type and quality as the Building and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building.

          (b) Tenant shall not cause or permit the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a hazardous or toxic material, as that term is hereafter defined. “Hazardous or toxic material” shall include all materials or substances which have been determined to be hazardous to health or the environment and are regulated or subject to all applicable laws, rules and regulations from time to time, including, without limitation hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticide (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); and asbestos and radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable laws, ordinances and regulations.

          (c) Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel approved by Landlord) and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the “Indemnified Parties”) harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises or any portion thereof, damages for the loss of the Premises, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims), which arise during or after the Term in whole or in part as a result of the presence or suspected presence of any hazardous or toxic materials, in, on, under, from or about the Premises due to Tenant’s acts or omissions, on or about the Premises, unless such claims, damages, liabilities, losses, costs and expenses arise out of or are caused by the negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained herein shall survive the expiration or earlier termination of this Lease.

     12. Compliance with Laws. Tenant shall operate the Premises in compliance with all applicable federal, state, and municipal laws, ordinances and regulations and shall not knowingly, directly or indirectly, make any use of the Premises which is prohibited by any such laws, ordinances or regulations. Landlord shall be responsible for compliance with The Americans With Disabilities Act (the “ADA”) in the common areas of the Building and Tenant shall be responsible for compliance with ADA as it pertains to Tenant’s Work or any Alterations to the Premises; provided, however, Tenant shall be responsible for compliance with ADA in the applicable common areas of the Building in the event (a) the conduct of Tenant’s business is unique to that of other tenants in the Building and necessitates special requirements, or (b) Tenant’s improvements in the Premises thereby necessitate compliance with ADA in the common areas of the Building, to the actual knowledge of Barbara Bonfanti, the general manager of the Building, Landlord has received no notices of any violations of law, including without limitation, the Americans with Disabilities Act, with respect to the Building and Premises, which have not heretofore been cured.

     13. Waste Disposal.

          (a) All normal trash and waste (i.e., waste that does not require special handling pursuant to subparagraph (b) below) shall be disposed of through the janitorial service.

          (b) Tenant shall be responsible for the removal and disposal of any waste deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling, such removal and disposal to be in accordance with any and all applicable governmental rules, regulations, codes, orders or requirements. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the janitorial service pursuant to (a) above and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to this subparagraph (b). Tenant hereby indemnifies and holds harmless Landlord from and against any loss, claims, demands, damage or injury the Indemnified Parties may suffer or sustain as a result of Tenant’s failure to comply with the provisions of this subparagraph (b).

     14. Rules and Regulations. The rules and regulations in regard to the Building, a copy of which is attached hereto as Exhibit C, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant, for the government and management of the Building, are hereby made a part of this Lease and shall during the Term be observed and performed by Tenant, its agents, employees and invitees.

     D. Services/Tenant Buildout.

     15. Services.

          (a) The normal business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. on Monday through Friday, and from 8:00 A.M. to 1:00 P.M. on Saturday, and at such other hours and times as determined by Landlord to be required for the majority of the occupants of the Building, exclusive of Building holidays as reasonably designated by Landlord (“Building Holidays”). Initially and until further notice by Landlord to Tenant, the Building Holidays shall be: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. Landlord shall furnish the following services during the normal business hours of the Building except as noted:

               (i) Elevator service for passenger needs at all times, and for delivery needs during normal business hours;

               (ii) Air conditioning reasonably adequate to cool the Premises and heat reasonably adequate to warm the Premises, subject to governmental regulations (so long as the occupancy level of the Premises and the heat generated by electrical lighting and fixtures do not exceed the thresholds established by Landlord):

               (iii) Hot and cold running water for all restrooms and lavatories;

               (iv) Soap, paper towels, and toilet tissue for public restrooms;

               (v) Janitorial service Monday through Friday, in keeping with the standards generally maintained in similar office buildings in the city where the Building is located;

               (vi) Custodial, electrical and mechanical maintenance services in the Building;

               (vii) Replacement of Building standard lamps and ballasts as needed from time to time;

               (viii) Repairs and maintenance as described in Section 19 of this Lease; and

               (ix) General Building management, including supervision, inspections, recordkeeping, accounting, leasing and related management functions.

          (b) Tenant acknowledges that electricity to the Premises shall be supplied by an electric utility company and not by Landlord. Such electric utility company shall be permitted to furnish to the electrical supply panel servicing the Premises adequate electrical service for Tenant’s normal office purposes according to Tenant’s plans and specifications as approved by Landlord, including, but not limited to, HVAC, fluorescent and incandescent lighting (including task ambient lighting systems) and normal office equipment (including, but not limited to, duplicating machines, computer terminals, communications and audio-visual equipment, and kitchen equipment), some of which will require designated circuits, not to exceed loads permitted by Landlord. Such electrical service shall be separately metered, with the cost of installation of all necessary electrical meters borne by Tenant. Tenant shall pay directly to the applicable utility company for the cost of all electrical service used at the Premises. Tenant agrees to pay each bill promptly in accordance with its terms. Tenant shall also bear the cost and burden of replacement of all lamps, tubes, ballasts and starters for lighting fixtures in the Premises, which replacement Landlord shall perform.

          (c) Landlord shall not be obligated to furnish any services or utilities, other than those specified herein. If Landlord elects to furnish services or utilities requested by Tenant in writing at least twenty-four (24) hours in advance, in addition to those specified in this Section (including air conditioning and heating at times other than those specified in this Section), Tenant shall pay to Landlord as Additional Rent, Landlord’s then-

prevailing market-based rates for such services (including a reasonable charge for Landlord’s overhead) within ten (10) days after receipt of Landlord’s invoices therefor. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord’s other remedies under this Lease, discontinue any or all of the additional services. No discontinuance of any service pursuant to this Section 15(c) shall result in any liability of Landlord to Tenant or be deemed to be an eviction or a disturbance of Tenant’s use of the Premises.

          (d) Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent or any right to terminate this Lease. Landlord shall use all reasonable efforts to furnish uninterrupted services as required above. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services provided pursuant to this Section 15 was within the reasonable control of Landlord to prevent and such interruption or discontinuance continues beyond three (3) business days after written notice to Landlord and materially and adversely affects Tenant’s ability to conduct business in the Premises, or any portion thereof, and on account of such interruption or disturbance Tenant ceases doing business in the Premises, Base Rent and Additional Rent shall thereafter (from the date of interruption) abate proportionately for so long as Tenant remains unable to conduct its business in the Premises or such portion thereof on account of such interruption or discontinuance of services. To the extent within Landlord’s reasonable control, Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service as soon as reasonably practicable.

     16. Telephone and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Building shall be an Operating Expense unless Landlord is reimbursed for such costs by other tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises for any reason unless same is caused by the negligence or misconduct of Landlord. Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service.

     17. Signs. A Building standard suite entry sign shall be installed on the door to the Premises or adjacent to the entry to the Premises by Tenant as part of Tenant’s Work, and the cost thereof shall be paid out by Tenant at its sole cost and expense. Otherwise, Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the windows visible to the Common Areas (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion), and Tenant shall place no signs upon the outside walls, common areas or the roof of the Building. Landlord shall not unreasonably withhold its consent to any signs within the interior of the Premises not visible from the Common Areas.

     18. Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond Landlord’s control (a “force majeure event”) which results in Landlord being unable to timely perform any of its obligations hereunder, so long as Landlord diligently proceeds to perform such obligations after the end of such force majeure event, Landlord shall not be in breach hereunder, this Lease shall not terminate, and Tenant’s obligation to pay any Base Rent, Additional Rent, or any other charges and sums due and payable shall not be excused.

     E. Repairs/Alterations/Casualty/Condemnation.

     19. Repairs By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as set forth in this Lease. Except for damage caused by casualty and condemnation (which shall be governed by Section 23 and 24 below), and subject to normal wear and tear, Landlord shall maintain in good repair the exterior walls, roof, common areas, foundation, structural portions and the Building’s mechanical, electrical, plumbing and HVAC systems, provided such repairs are not occasioned by Tenant, Tenant’s invitees or anyone in the employ or control of Tenant.

     20. Repairs By Tenant. Except as described in Section 19 above, Tenant shall, at its own cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant, and (ii) the moving of any property into or out of the Premises. If Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs and replacements and the costs of such repair or replacements shall be charged to Tenant as Additional Rent and shall become due and payable by Tenant with the monthly installment of Base Rent next due hereunder. All repairs performed by Tenant pursuant to this Section 19 shall be performed in accordance with the terms of Section 21 below.

     21. Alterations and Improvements. Except for minor, decorative alterations which do not affect the Building structure or systems, are not visible from outside the Premises and do not cost in excess of $50,000.00 so long as it is related to painting and decorating of the Premises in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises without first obtaining in writing Landlord’s written consent for such alterations or additions, which consent may be granted or withheld in Landlord’s sole discretion. Upon Landlord’s request, Tenant will deliver to Landlord plans and specifications for any proposed alterations, additions or improvements and shall reimburse Landlord for Landlord’s out-of-pocket cost to review such plans. Tenant shall also pay Landlord’s property manager a supervisory fee of $.50 multiplied by the number of square feet in the Premises for Landlord’s supervision of any alterations, additions or improvements to the Premises that require Landlord’s consent. Any alterations, physical additions or improvements shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any alterations, additions or improvements in order to restore the Premises to the condition existing on the Commencement Date. Notwithstanding the foregoing, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or the termination of Tenant’s right to possession hereunder, such alteration, addition or improvement, or any particular portion thereof; and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant’s request as to whether Landlord will require removal of such alteration, addition or improvement. Notwithstanding anything contained herein to the contrary, upon the expiration of the Term of this Lease or the sooner termination of Tenant’s right to possession of the Premises, Tenant, at its sole cost and expense, shall remove all telephone and computer cabling installed in the Premises or elsewhere in the Building by or on behalf of Tenant. All alterations, additions or improvements shall be made in a good, first-class, workmanlike manner and in a manner that does not disturb other tenants (e.g., any work audible outside of the Premises must be performed during non-business hours) and Tenant must maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant shall promptly pay all costs attributable to such alterations and improvements and shall indemnify, defend and hold Landlord harmless from and against all loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) arising out of or in connection with such alterations and improvements, including, without limitation, costs and expenses from any mechanics’ liens or other liens or claims filed or asserted as a result thereof and costs and expenses which may be incurred as a result of building code violations attributable to such work. Under no circumstances shall Landlord be required to pay, during the Term of this Lease and any extensions or renewals thereof, any ad valorem or property tax on such alterations, additions or improvements, Tenant hereby covenanting to pay all such taxes when they become due. All alterations, additions, improvements or repairs shall be performed by contractors or workmen on Landlord’s “approved” list from time to time. Landlord agrees to assign to Tenant any rights Landlord may have against the contractor of the Premises with respect to any work performed by such contractor in connection with improvements made by Landlord at the request of Tenant.

     Notwithstanding anything herein to the contrary, Landlord agrees not to withhold or delay its consent unreasonably to any alterations, additions or improvements by Tenant which (i) do not affect base building systems or the structure of the Building, (ii) are not visible from the outside the Premises, and (iii) which would not materially detract from the aesthetic integrity of the Building or its design. Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, such work: could affect the safety of the Building or its occupants; would increase Landlord’s cost of repairs, insurance or furnishing services or otherwise adversely affect Landlord’s ability to efficiently operate the Building or furnish services to Tenant or other tenants; involves toxic or hazardous materials; could be costly or hazardous to remove or demolish; requires entry into another tenant’s premises or use of public areas; or is prohibited by any mortgage on the Building. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Specific consent from Landlord shall not be required for work not costing more than $50,000.00 each project and consisting solely of painting, wall covering and carpeting or similar decorating work or furnishings (so long as such work does not involve hazardous materials, and does not fall within category (i) or (ii) above) and Tenant may perform such work, so long as Tenant informs Landlord in reasonable detail of the nature of the work, and otherwise complies with the provisions of this Section 21.

     22. Liens. If, because of any act or omission of Tenant or anyone claiming by, through or under Tenant, any mechanic’s lien or other lien shall be filed against the Premises, the Building, or against other property of Landlord (whether or not such lien is valid or enforceable), Tenant shall, at its own expense, cause the same to be discharged of record within fifteen (15) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlement, costs and expenses, including attorneys’ fees, resulting therefrom or by reason thereof. If Tenant fails to have any such lien discharged of record within such fifteen (15) day period, Landlord shall have the right, but not the obligation, to pay the amount of such lien and cause the same to be discharged of record, whereupon Tenant shall reimburse Landlord, on demand, for all costs incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees.

     23. Destruction or Damage.

          (a) If the Premises or the Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the Premises or the core and shell of the Building so as to render the Premises tenantable (other than work required to be performed by Tenant, as hereinafter provided, which may be necessary to so render the Premises tenantable), subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the Premises or the core and shell of the Building, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right, only if all or a substantial portion of the Premises is rendered untenantable and the estimated time for

Landlord required to substantially complete such repair or restoration will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the Premises tenantable (excluding, however, any work required to be performed by Tenant, as hereinafter provided, which may be required to so render the Premises tenantable), subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed within three hundred sixty (360) days after the date of such fire or other casualty (or within ninety (90) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than three hundred sixty (360) days and neither party terminated this Lease as permitted), which three hundred sixty (360) day or other period shall be extended (as to Tenant’s ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then either party may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other party within thirty (30) day period after said three hundred sixty (360) day or other period or within ninety (90) days after said other period, as either time period may be so extended as aforesaid, but prior to substantial completion of repair or restoration. Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 23 to repair or restore any portion of improvements, additions or alterations made by or on behalf of Tenant in the Premises; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; (iii) Tenant shall not have the right to terminate this Lease pursuant to this Section 23 if the damage or destruction was caused by the intentional or negligent act of Tenant, its agents or employees; and (iv) if any such damage rendering all or a substantial portion of the Premises or Building untenantable shall occur during the last two (2) years of the Term, either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable) shall have the option to terminate this Lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.

          (b) In the event any such fire or casualty damage renders all or a portion of the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 23 by reason of such damage, then Base Rent and Additional Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises rendered untenantable and not occupied by or theretofore delivered to Tenant from time to time bears to the entire Premises. In the event of termination of this Lease pursuant to this Section 23, Rent shall be apportioned on a per diem basis and be paid to the date of termination.

     (c) In the event of any such fire or other casualty, and if this Lease is not terminated pursuant to the foregoing provisions of this Lease, Tenant shall promptly repair and restore any portion of alterations, additions or improvements made by or on behalf of Tenant in the Premises.

     24. Eminent Domain. If the whole of the Building or Premises, or such portion thereof as will make the Building or Premises unusable in the reasonable judgment of Landlord for their intended purposes, is condemned or taken by any legally constituted authority for any public use or purpose, or is conveyed by Landlord in lieu of a condemnation, then in any of such events, this Lease shall terminate and the Term hereby granted shall cease from that time when possession thereof is taken by the condemning authorities, and Rent shall be accounted for as between Landlord and Tenant as of such date. If a portion of the Building or Premises is so taken, but not such amount as will make any usable portion of the Premises unusable in the reasonable judgment of Landlord for the purposes herein leased, or if this Lease has not terminated, this Lease shall continue in full force and effect and the Rent shall be reduced prorata in proportion to the amount of the Premises so taken. Tenant shall have no right or claim to any part of any award made to or received by Landlord for such condemnation or taking, and all awards for such condemnation or taking shall be made solely to Landlord, provided however that Tenant shall have the right to pursue any separate award for loss of its equipment and trade fixtures and for moving expenses so long as such action does not reduce the award to which Landlord is entitled.

     25. Damage or Theft of Personal Property. All personal property brought into the Premises shall be at the risk of the Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, or other occupants of the Building, or any other person, except, with respect to damage to the Premises, as may be occasioned by the negligent or willful act of the Landlord, its employees and agents (but subject to the insurance and waiver of subrogation provisions set forth in Section 26 below).

     F. Insurance/Indemnities/Waiver/Estoppel.

     26. Insurance; Waivers.

     (a) Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

     (i) Commercial General Liability (“CGL”) insurance written on an occurrence basis, covering the Premises and all operations of the Tenant in or about the Premises against claims for bodily injury, property damage and product liability and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $1,000,000 each occurrence for bodily injury and property damage, $1,000,000 for products/completed operations aggregate, $1,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 (per location) and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.

     (ii) Insurance covering all of the items included in Tenant’s leasehold improvements, heating, ventilating and air conditioning equipment maintained by Tenant, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and alterations, additions or changes made by or on behalf of Tenant pursuant to Section 21 of this Lease or pursuant to the Workletter, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 23 of this Lease.

     (iii) Workers’ Compensation and Employer’s Liability insurance affording statutory coverage and containing statutory limits with the Employer’s Liability portion thereof to have minimum limits of $500,000.00.

     (iv) Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises which insurance shall be issued on an “all risks” basis (or its equivalent).

     (b) All policies of the insurance provided for in Section 26(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A-VIII in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:

     (i) shall name Landlord as an additional insured (as well as Landlord’s property manager, any mortgagee of Landlord and any other party reasonably designated by Landlord), except with respect to the insurance described in Section 26(a)(iii) above;

     (ii) shall (and a certificate thereof shall be delivered to Landlord at or prior to the execution of this Lease) be delivered to each of Landlord and any such other parties in interest within thirty (30) days after delivery of possession of the Premises to Tenant and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

     (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least ten (10) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

     (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

     (c) Any insurance provided for in Section 26(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:

     (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

     (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

     (iii) the requirements set forth in this Section 26 are otherwise satisfied.

     (d) During the Term hereof, Landlord shall in a manner comparable to other comparable office buildings in the commercial market where the Building is located keep in effect (i) commercial property insurance on the Building, its fixtures and equipment, and rent loss insurance for a period and amount of not less than one (1) year of rent (such commercial property insurance policy shall, at a minimum, cover the perils insured under the ISO special causes of loss form which provides “all risk” coverage, and include replacement cost coverage), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Property.

     (e) Notwithstanding anything to the contrary set forth hereinabove, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “all risks” property insurance of the type described in Section 26(a)(ii) and Section 26(d)(i) above. Each party shall also be responsible for the payment of any deductible amounts required to be paid under the applicable “all risks” fire and casualty insurance carried by the party whose property is damaged. These waivers shall apply if the damage would have been covered by a customary “all risks” insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “all risks” insurance of the type described in Section 26(a)(ii) and Section 26(d)(i). Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “all risks” fire and casualty insurance policy.

     27. Indemnities. Tenant does hereby indemnify and save harmless Landlord against all claims for damages to persons or property which are caused anywhere in the Building or on the Property by the negligence or willful misconduct of Tenant, its agents or employees or which occur in the Premises (or arise out of actions taking place in the Premises) unless such damage is caused by the negligence or willful misconduct of Landlord, its agents, or employees. Landlord does hereby indemnify and hold Tenant harmless against all claims for damage to persons or property caused by the negligence or willful misconduct of Landlord, its agents or employees which occur on the Property or common areas of the Building unless such damage is caused by the negligence or willful misconduct of Tenant, its agents or employees. The indemnities set forth hereinabove shall include the application to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorney’s fees. The indemnities contained herein do not override the waivers contained in Section 26(e) above.

     28. Acceptance and Waiver. Subject to the provisions of Section 12 hereof, and except to the extent caused by the negligence or willful misconduct of Landlord, its agents and employees (but subject to the insurance provisions in Section 26 above), Landlord shall not be liable to Tenant, its officers, directors, members, partners, agents, employees, guests or invitees for any damage caused to any of them due to the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from electricity, but Tenant, by moving into the Premises and taking possession thereof, shall accept, and shall be held to have accepted the Premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the Building and every appurtenances thereof, and Tenant by said act waives any and all defects therein; provided, however, that this Section shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury.

     29. Tenant’s Estoppel. Tenant shall, from time to time, upon not less than fifteen (15) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and whether Tenant has any offsets or defenses against Landlord under this Lease, whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord’s interest or by a mortgagee of Landlord’s interest or assignee of any security deed upon Landlord’s interest in the Premises. Tenant’s failure to deliver such statement within such period shall be deemed conclusive that this Lease is in full force and effect and unmodified, and there are no uncured defaults in Landlord’s performance hereunder.

     G. Default/Remedies/Surrender/Holding Over.

     30. Notices. Any notice which is required or permitted to be given by either party under this Lease shall be in writing and must be given only by certified mail, return receipt requested, by hand delivery or by nationally recognized overnight courier service at the addresses set forth in Paragraph 12 of the Basic Lease Provisions. Each party shall further use reasonable efforts to provide the other party with a courtesy copy of any notice by fax. Any such notice shall be deemed given on the earlier of two business days after the date sent in accordance with one of the permitted methods described above or the date of actual receipt thereof, provided that receipt of notice solely by fax shall not be deemed to be delivery of notice hereunder. The time period for responding to any such notice shall begin on the date the notice is actually received, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address, shall be deemed receipt. Either party may change its notice address by notice to the other party in accordance with the terms of this Section 30. The initial notice addresses for each party are set forth in the Basic Lease Provisions.

     31. Intentionally Omitted.

     32. Defaults by Tenant. The occurrence of any one or more of the following events shall be a “Default” of this Lease by Tenant:

     (a) Tenant’s failure to pay any monthly installment of either Base Rent or Additional Rent within five (5) days after the same shall be due and payable, or any other sums due hereunder within ten (10) days after the same shall be due and payable. No notice shall be required for default in payment. Notwithstanding the foregoing, Landlord shall provide Tenant with five (5) days’ written notice of such default (a “Monetary Default Notice”) before Landlord exercises its remedies for default hereunder; provided, however, that Landlord shall not be required to give a Monetary Default Notice more than one (1) time with respect to any particular Monetary Default nor more than two (2) times during any twelve (12) consecutive calendar month period with respect to Monetary Defaults before being entitled to exercise its remedies for default hereunder.

     (b) Tenant’s failure to perform or observe any term, condition, covenant or obligation, other than the payment of money, required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

     (c) A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter); or a petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

     (d) Landlord Default. It shall be a “Landlord Default” under this Lease if Landlord shall default in the observance or performance of any provision of this Lease, and such default shall continue for thirty (30) days after Tenant shall have given notice to Landlord specifying such default and demanding that the same be cured (unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of thirty (30) days, in which case Landlord shall have such longer period as shall be necessary to cure the default, so long as Landlord proceeds promptly to cure the same within such thirty (30) day period, prosecutes the cure to completion with due diligence and advises Tenant from time to time, upon Tenant’s request, of the actions which Landlord is taking and the progress being made). Upon the occurrence of a Landlord Default, Tenant shall have all remedies available at law or in equity for specific performance, injunction and/or direct and actual damages caused by such Landlord Default.

     33. Remedies of Landlord. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

     (a) Landlord may re-enter the Premises, upon notice to Tenant, and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as additional Rent for any reasonable cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action;

     (b) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

     (c) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

     (d) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD’S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN 735 ILCS §§ 5/9-209 AND 5/9-210. TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE PURSUANT TO SECTION 33(b) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 33(c) AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

     34. Right to Re-Enter. If Landlord exercises either of the remedies provided in Sections 33(b) or 33(c), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.

     35. Damages Upon Termination of Tenant’s Right to Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord’s expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

     36. Damages Upon Termination of Lease. If this Lease is terminated by Landlord pursuant to Section 33(b), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord’s contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rental value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such rentals would have been payable hereunder had this Lease not been terminated, and (iii) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

     37. Mitigation of Damages. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from a Default by Tenant under this Lease. Landlord’s obligation to mitigate damages after a Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

     (a) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

     (b) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant’s use are (or soon will be) available;

     (c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Building;

     (d) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

     (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

     (ii) adversely affect the reputation of the Building; or

     (iii) be incompatible with the operation of the Building as an office building; and

     (e) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to pay all amounts under its lease as and when due, and to operate the Premises in a first class manner.

     38. Service of Notice. Except as otherwise provided by law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person be in charge or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.

     39. Advertising. Landlord may advertise the Premises as being “For Rent” at any time following a default by Tenant which remains uncured and at any time within one hundred eighty (180) days prior to the expiration, cancellation or termination of this Lease for any reason and during any such periods Landlord may exhibit the Premises to prospective tenants upon prior reasonable notice to Tenant.

     40. Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord in the same condition as on the Commencement Date hereof, normal wear and tear only excepted, and Tenant shall remove therefrom all of its personal property and telephone and computer cabling and shall, if directed to do so by Landlord, remove all improvements and restore the Premises to its original condition prior to the construction of any improvements which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date; provided, however, this shall not include Landlord’s Work. Tenant shall also remove its telephone and computer cabling from the Premises and elsewhere in the Building as required pursuant to Section 21 hereof. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this Lease or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

     41. Cleaning Premises. Upon vacating the Premises, Tenant agrees to return the Premises to Landlord broom clean and in the same condition when Tenant’s possession commenced, normal wear and tear excepted, regardless of whether any Security Deposit has been forfeited.

     42. Removal of Fixtures. If Tenant is not in Default hereunder, Tenant may, prior to the expiration of the Term of this Lease, or any extension thereof, remove any fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, provided Tenant promptly repairs all damages to the Premises caused by such removal.

     43. Holding Over. If Tenant holds over and remains in possession of the Premises or any part thereof after the Expiration Date or the sooner termination of the Term of this Lease or Tenant’s right to possession hereunder, Tenant shall be deemed to hold the Premises as a tenant at sufferance, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the holdover period), except that Base Rent payable during the first sixty (60) days of such holdover period shall be an amount equal to one hundred fifty percent (150%) of the monthly installments of Base Rent payable at the time of such expiration or earlier termination; and Base Rent payable commencing on the sixty-first (61st) day of such holdover period shall be an amount equal to twice the monthly installments of Base Rent payable at the time of such expiration or earlier termination. Notwithstanding the foregoing provision, no holding over by Tenant pursuant to this Section 43 shall operate to extend this Lease and Tenant shall be liable for all damages to Landlord, both direct and consequential, attributable to such holding over. The provisions of this paragraph do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or by any other rights hereunder.

     44. Non-waiver of Defaults. The failure or delay by either party hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provision. No waiver of any default and breach of the Lease shall be held to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     45. Attorney’s Fees. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney’s fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney’s fees, incurred by it in connection therewith.

     46. Mortgagee’s Rights.

     (a) Tenant agrees that this Lease shall be subject and subordinate (i) to any mortgage, deed of trust or other security interest now encumbering the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any mortgage, deed of trust or other security interest which any owner of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes this Lease which now exists or which any owner of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of the Property which now exists or any owner of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which the counsel for Landlord or Holder may reasonably deem necessary to evidence the subordination of this Lease to the Security Documents; provided such Holder agrees that so long as Tenant is not in default under the Lease, Holder shall not interfere with, or disturb Tenant’s quiet use and enjoyment of the Premises. Tenant’s failure to execute any such requested documents within ten (10) days after request therefor, such failure shall be deemed a Default hereunder.

     (b) In the event of a foreclosure pursuant to any Security Documents, Tenant shall at the election of the Purchaser (hereinafter defined), thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between the purchaser at such foreclosure (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under this Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the reasonable request of Landlord or of Holder, any instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

     (c) If the Holder of any Security Document or the Purchaser upon the foreclosure of any of the Security Documents shall succeed to the interest of Landlord under this Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise for the non-performance of any agreement contained in this Lease, for the recovery of Rent or for any other Default by Tenant hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (i) liable for any act or omission of any prior Landlord (including Landlord) unless such act or omission is of a continuing nature; or (ii) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (iii) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (iv) bound by any amendment or modification of this Lease made without its consent.

     (d) Notwithstanding anything to the contrary set forth in this Section 46, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that this Lease has been made superior and prior to the Security Documents.

     H. Landlord Entry/Relocation/Assignment and Subletting.

     47. Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord’s entry shall not unreasonably interrupt Tenant’s business operations and that prior notice is given when reasonably possible (provided that no prior notice shall be required for entry into the Premises of a routine nature, such as in connection with the provision of janitorial services, and, if in the opinion of Landlord any emergency exists): (a) to make repairs, perform maintenance and provide other services described in Section 19 above (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof, (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings in the Premises and elsewhere in the Building; and (e) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements and additions, or any alterations, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, alterations or additions are being made and Tenant shall not be entitled to maintain a set-off or counterclaim for damages against Landlord by reason of loss from interruption to the business of Tenant because of the prosecution of any such work. In exercising its rights under this Section, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant’s use of the Premises.

     48. Intentionally Omitted.

     49. Assignment and Subletting. Tenant may not, without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion (except to the extent expressly required otherwise by applicable law), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. In the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this Section and shall require Landlord’s prior written consent. Consent to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any Default by Tenant under this Lease, Landlord may, at its option, but without any obligation to do so, elect to treat such sublease or assignment as a direct Lease with Landlord and collect rent directly from the subtenant. In addition, upon any request by Tenant for Landlord’s consent to an assignment or sublease, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the applicable portion of the Premises (in the event of a subleasing request); provided, however, if Landlord notifies Tenant that Landlord elects to exercise this recapture right, Tenant may, within five (5) business days of its receipt of Landlord’s recapture notice, notify Landlord that Tenant withdraws its request to sublease or assign, in which case Tenant shall continue to lease all of the Premises, subject to the terms of this Lease and Landlord’s recapture notice shall be null and void. If Tenant desires to assign or sublease, Tenant shall provide written notice to Landlord describing the proposed transaction in detail and providing all documentation (including detailed financial information for the proposed assignee or subtenant) reasonably necessary to permit Landlord to evaluate the proposed transaction. If Landlord consents to any assignment or sublease request and the assignee or subtenant pays to Tenant an amount in excess of the Rent (either monthly or more infrequently) due under this Lease (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term), Tenant shall pay fifty percent (50%) of such excess to Landlord as and when the monthly payments are received by Tenant. Any subletting or assignment hereunder shall not release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue fully liable thereunder. Any subtenant or subtenants or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or assignee. Tenant agrees to pay to Landlord all reasonable out-of-pocket costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any request by Tenant for Landlord to consent to any assignment or subletting by Tenant not to exceed $5,000.00. Tenant agrees that in the event Landlord withholds its consent to any assignment or subletting contrary to the provisions of this Section 49, Tenant’s sole remedy (in the absence of a final judicial determination that Landlord acted arbitrarily in refusing its consent) shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

     Notwithstanding any herein to the contrary, Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord’s reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization

     I. Sale of Building; Limitation of Liability.

     50. Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

     51. Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease.

     J. Brokers/Construction/Authority.

     52. Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the state where the Building is located, has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions, who is a real estate broker licensed in the state where the Building is located, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. Tenant will cause Tenant’s Broker to execute a customary lien waiver, adequate under applicable law, to extinguish any lien claims such broker may have in connection with this Lease.

     53. Definitions. “Landlord”, as used in this Lease, shall include the party named in the first paragraph hereof, its representatives, assigns and successors in title to the Premises. “Tenant” shall include the party named in the first paragraph hereof, its heirs and representatives, and, if this Lease shall be validly assigned, shall also include Tenant’s assignees. “Landlord” and “Tenant” include male and female, singular and plural, corporation, partnership, limited liability company (and the officers, members, partners, employees or agents of any such entities) or individual, as may fit the particular parties.

     54. Time of the Essence. Regardless of whether the same is so expressly stated in any particular instance herein, time is of the essence of this Lease.

     55. No Estate In Land. This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a right of use, not subject to levy or sale, and not assignable by Tenant except with Landlord’s consent.

     56. Section Titles; Severability. The section titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the Section to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. The word “including” shall mean “including without limitation.” If any section or provision herein is held invalid by a court of competent jurisdiction, all other sections or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.

     57. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative but not restrictive to those given by law.

     58. Recording of Lease. Tenant shall not record either this Lease or any short form or memorandum hereof.

     59. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois.

     60. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

     61. Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.

     62. Authority. If Tenant executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant is qualified to do business in the state where the Building is located, that Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

     63. Executive Order 13224. Tenant represents and warrants to Landlord that neither Tenant, nor any of the entities or individuals owning or controlling Tenant, have been designated as a blocked person pursuant to Executive Order 13224. Tenant shall update the foregoing representation by written notice to Landlord if the foregoing representation should ever become false during the Term. Any failure to update the foregoing representation shall constitute a default by Tenant under this Lease and Landlord may immediately (without delivering any prior notice to Tenant or affording Tenant any opportunity to cure) exercise any and all rights and remedies permitted in this Lease. Furthermore, if Tenant or any of the entities or individuals owning or controlling Tenant either now or in the future is designated as a blocked person pursuant to Executive Order 13224, such circumstance shall constitute a default by Tenant under this Lease and Landlord may immediately (without delivering any prior notice to Tenant or affording Tenant any opportunity to cure) exercise any and all rights and remedies permitted in this Lease. Tenant shall, within ten (10) days after receipt of written request from Landlord, certify to Landlord in writing the identity of all entities and individuals owning or controlling Tenant.

     64. Renewal Option. Landlord hereby grants to Tenant an option (the “Extension Option”) to extend the Term for one (1) period of five (5) years (the “Extension Period”). The Extension Period shall commence on the day following the last day of the initial Term of this Lease (“Extension Commencement Date”) and shall expire on the day preceding the fifth (5th) anniversary of the Extension Commencement Date, unless sooner terminated in accordance with the terms and provisions of this Lease.

          (a) The Extension Period shall be upon the same terms, covenants, and conditions as set forth in this Lease with respect to the initial Term of this Lease, except that Base Rent payable during the Extension Period shall be equal to the Fair Market Rental Rate (as defined below) for lease terms commencing on or about the Extension Commencement Date, as reasonably determined by Landlord.

          (b) If Tenant desires to exercise its option to extend, Tenant shall deliver a written notice (the “Extension Notice”). The Extension Notice shall be delivered by Tenant no earlier than fifteen (15) months before the Extension Commencement Date and no later than twelve (12) months before the Extension Commencement Date, time being of the essence. Landlord shall notify Tenant in writing (“Landlord’s Rental Rate Notice”) of the rental rate for the Extension Period (the “Extension Period Rental Rate”), as reasonably determined by Landlord, within thirty (30) days after receiving the Extension Notice.

          (c) Tenant shall have the right, exercisable in its sole and absolute discretion, to revoke its exercise of the Extension Option, by delivering written notice thereof to Landlord within thirty (30) days after receiving Landlord’s Rental Rate Notice, time being of the essence. If not so revoked, Tenant’s exercise of the Extension Option shall be deemed irrevocable by Tenant.

          (d) Unless Landlord, in its sole and absolute discretion, otherwise agrees in writing, Tenant may only exercise its option to extend and an exercise thereof shall only be effective, if at the time of Tenant’s exercise of the option and on the Extension Commencement Date, the Lease is in full force and effect and no uncured default by Tenant under the Lease shall then exist, and, inasmuch as the option is intended only for the original Tenant named in the Lease, Tenant has not assigned the Lease (except pursuant to a Permitted Transfer) or sublet any portion of the Premises in excess of twenty percent (20%) of the total rentable area of the Premises.

          (e) Upon the valid exercise by Tenant of the option to extend, Landlord and Tenant shall promptly enter into a written supplement to the Lease confirming the terms, conditions and provisions applicable to the Extension Period, as determined in accordance with the provisions of this Section. Upon the exercise by Tenant of the option to extend, the Termination Option shall be null and void and of no further force or effect.

          (f) For purposes of the Lease, the term “Fair Market Rental Rate” shall mean the rate comprised of (i) the prevailing base rental rate per square foot of rentable area available in the Pertinent Market (as defined below), and taking into account tenant improvement allowances, other tenant inducements, operating cost stops and tax cost stops, and brokerage commissions, all as determined by Landlord in good faith, and (ii) any escalation of any such base rental rate (based upon a fixed step and/or index) prevailing in the Pertinent Market, as determined by Landlord in good faith, taking into account (A) comparable leases (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease), if any, recently executed for improved space in the Building, and (B) leases for comparable (on the basis of factors such as, but not limited to, size and location of space and commencement date and term of lease) improved space in office buildings in the Chicago, Illinois area which are comparable to the Building in reputation, quality, age, size, location and level and quality of services provided and which have reached economic stabilization and are not, for any other reason, offering below market rents (the foregoing factors not being exclusive in identifying comparable buildings) (the Building, together with such comparable buildings, if applicable, being herein referred to as the “Pertinent Market”).

     65. Termination Option. Provided that (a) Tenant has not assigned the Lease or sublet any portion of the Premises (except pursuant to a Permitted Transfer) and (b) Tenant is not in default under the Lease and has not delivered the Extension Notice (i.e., has not exercised a renewal option), Tenant shall have an option to terminate the Lease either (i) at the end of the Fifth Lease Year (the “5 Year Termination Option”) or (ii) at the end of the Tenth Lease Year (the “10 Year Termination Option”), effective twelve (12) months after the Termination Notice (hereinafter defined) is delivered to Landlord (the date when the Lease is terminated pursuant to this Section being referred to herein as the “Early Termination Date”). Tenant shall exercise either of its options to terminate the Lease by (i) delivering to Landlord written notice (the “Termination Notice”) of such election to terminate the Lease on or before the last day of the Fourth Lease Year, with respect to the 5 Year Termination Option; or on or before the last day of the Ninth Lease Year with respect to the 10 Year Termination Option; and (ii) paying to Landlord the Termination Payment (hereinafter defined) concurrently with the Termination Notice. If Tenant properly delivers the Termination Notice and makes the Termination Payment in a timely manner, then the Lease shall be deemed to have expired by lapse of time on the Early Termination Date. Tenant shall return the Premises to Landlord on the Termination Date in accordance with the terms of the Lease, including, but not limited to, Section 40. If Tenant fails to make the Termination Payment in a timely manner, Tenant’s right to terminate shall, at Landlord’s option, be void. Unless Landlord otherwise agrees in writing, Tenant may not exercise such right to terminate the Lease as provided herein, and no termination hereunder shall be effective, if a default or event or circumstance which with the giving of notice or passage of time or both could constitute a default by Tenant shall exist under the Lease as of the date on which the Termination Notice is given or as of the Early Termination Date. Upon Tenant’s delivering the Termination Notice, any and all rights of Tenant to extend the Lease Term or to lease additional space in the Building, whether pursuant to a right of first offer, a right of first refusal, an expansion option, or otherwise, shall immediately be void and of no further force or effect. All obligations of either party to the other which accrue under the Lease on or before the Early Termination Date shall survive such termination. As used herein, “Termination Payment” shall mean (a) six (6) months of the then current Base Rent plus Tenant’s Share of Operating Expenses and Taxes for such six (6) month period and (b) the unamortized balance of the Leasing Costs (hereinafter defined) as of the Early Termination Date had the Leasing Costs been loaned to Tenant as of the Commencement Date at the interest rate of ten percent (10%) per annum and had such loaned amount been repaid in equal monthly installments commencing on the Commencement Date in amounts sufficient to fully amortize such loaned amount and the imputed interest thereon on the Expiration Date. The term “Leasing Costs” shall mean the sum of (i) the total brokerage commission payable by Landlord in connection with the Lease, (ii) the maximum Construction Allowance payable by Landlord pursuant to the Work Letter attached to the Lease as Exhibit B) and (iii) the Abated Rent. Landlord and Tenant acknowledge that the Termination Payment is not a penalty, but is a reasonable estimate of the damages to be suffered by Landlord as a consequence of Tenant’s exercise of the Termination Option. Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any rebate or return of any portion of the Termination Payment as a consequence of the actual costs incurred by Landlord in re-letting the Premises being less than the Termination Payment.

[EXHIBITS TO LEASE FOLLOW THIS PAGE]

EXHIBIT A

PROPERTY

Tax Number 17-16-115-003-6031 and 17-16-115-004-6004

All that parcel of land, of that certain parcel of land in the County of Cook, State of Illinois, together with the buildings and improvements thereon, including the columns, foundations and supports thereof together with any reversionary interests in, to and under said buildings and improvements (including columns, foundations and supports), and any easements therein bounded and described as follows:

A parcel of land comprised of Lot 5 and part of Lot 6 in Railroad Companies’ Resubdivision of Blocks 62 to 76, both inclusive, Block 78, parts of Blocks 61 and 77 and certain vacated streets and alleys in School Section Addition to Chicago, a subdivision of Section 16, Township 39 North, Range 14, East of the Third Principal Meridian, according to the Plat of said Resubdivision recorded in the Recorder’s Office of Cook County, Illinois, on March 29, 1924 in Book 188 of Plats at page 16, as Document Number 8339751, said parcel of land being bounded and described as follows:

Beginning at the Northeast corner of said lot 5 and running thence southwardly along the Easterly line of said Lot 5 a distance of 203.465 feet to an angle point in said Easterly lot line; thence continuing southwardly along said Easterly lot line a distance of 203.34 feet to the Southeast corner of said Lot 5, thence west along the South line of said Lots 5 and 6 a distance of 336.0 feet to the point of intersection of said South line of Lot 6 with the East line of the West 20 feet of said Lot 6; thence north along said East line of the West 20 feet of Lot 6 a distance of 396.545 feet to its intersection of the North line of said Lot 6; thence north along said East line of the West 20 feet of said Lot 6, thence east along the North line of said Lot 6 and of said Lot 5 a distance of 247.50 feet to the point of beginning; containing 115,728.00 square feet of land, more or less.

PARCEL 1:

ALL THAT PARCEL OF LAND, BEING THAT PORTION ABOVE THE SPACE EXCEPTED, HEREINAFTER DEFINED OF THAT CERTAIN PARCEL OF LAND IN THE COUNTY OF COOK, STATE OF ILLINOIS, BOUNDED AND DESCRIBED AS FOLLOWS:

AN UNDIVIDED 50 PERCENT INTEREST IN THAT PART OF LOT 5 LYING ABOVE A HORIZONTAL PLANE THE ELEVATION OF WHICH IS 25.70 FEET ABOVE THE CHICAGO CITY DATUM LYING NORTH OF A LINE WHICH IS THE SOUTH FACE OF THE SOUTHERLY COLUMNS OF THE 222 SOUTH RIVERSIDE PLAZA BUILDING EXTENDED EAST TO THE CHICAGO RIVER AND WEST TO THE EAST LINE OF THE WEST 20 FEET OF LOT 6;

ALSO

100 PERCENT INTEREST IN AND TO THAT PART OF LOT 5 LYING ABOVE A HORIZONTAL PLANE THE ELEVATION OF WHICH IS 25.70 FEET ABOVE THE CHICAGO CITY DATUM AND THAT PART OF LOT 6 IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, BLOCK 78, PARTS OF BLOCKS 61 AND 77 AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID RESUBDIVISION RECORDED IN THE RECORDER’S OFFICE OF COOK COUNTY, ILLINOIS, ON MARCH 29, 1924 IN BOOK 188 OF PLATS AT PAGE 16, AS DOCUMENT 8339751, SAID PARCEL OF LAND BEING BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF LOT 5 AND RUNNING THENCE SOUTHWARDLY ALONG THE EASTERLY LINE OF SAID LOT 5, A DISTANCE OF 203.465 FEET TO AN ANGLE POINT IN SAID EASTERLY LOT LINE; THENCE CONTINUING SOUTHWARDLY ALONG SAID EASTERLY LOT LINE, A DISTANCE OF 203.34 FEET TO THE SOUTHEAST CORNER OF SAID LOT 5; THENCE WEST ALONG THE SOUTH LINE OF SAID LOTS 5 AND 6, A DISTANCE OF 336.0 FEET TO THE POINT OF INTERSECTION OF SAID SOUTH LINE OF LOT 6 WITH THE EAST LINE OF THE WEST 20 FEET OF SAID LOT 6; THENCE NORTH ALONG SAID EAST LINE OF THE WEST 20 FEET OF LOT 6, A DISTANCE OF 396.545 FEET TO ITS INTERSECTION OF THE NORTH LINE OF SAID LOT 6; THENCE EAST ALONG THE NORTH LINE OF SAID LOT 6 AND OF SAID LOT 5, A DISTANCE OF 247.50 FEET TO THE POINT OF BEGINNING.

EXCEPTING, HOWEVER, FROM THE PARCEL OF LAND ABOVE DESCRIBED THE RESPECTIVE PORTIONS THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISH FLOOR SLAB OF THE MEZZANINE FLOOR OF THE 222 SOUTH RIVERSIDE PLAZA BUILDING AND THE TOP OF THE FINISH FLOOR SLAB OF THE PLAZA LEVEL BETWEEN THE CIRCUMSCRIBING WALLS OF THE MEZZANINE OF SAID BUILDING AND THE PROPERTY LINE, BEING DESIGNATED AS PLUS 17.50 FEET AND PLUS 32.50 FEET, RESPECTIVELY, AS SHOWN ON THE TRANSVERSE SECTION AND LONGITUDINAL SECTION OF SAID BUILDING ATTACHED TO LEASE DATED JANUARY 15, 1969 AND RECORDED JANUARY 31, 1969 AS DOCUMENT 20744919 AND REFERRED TO THEREIN AS APPENDIX ‘B’, WHICH SECTION PLANS ARE MADE A PART OF THIS DESCRIPTION THE ELEVATION SHOWN ON SAID SECTION PLANS HAVE REFERENCE TO CHICAGO CITY DATUM AS EXISTING ON OCTOBER 21, 1968 (EXCEPTING THEREFROM THAT PART OF LOT 5 LYING ABOVE A HORIZONTAL PLANE, THE ELEVATION OF WHICH IS 25.70 FEET ABOVE THE CHICAGO CITY DATUM LYING NORTH OF A LINE WHICH IS THE SOUTH FACE OF THE SOUTHERLY COLUMNS OF THE 222 SOUTH RIVERSIDE PLAZA BUILDING EXTENDED EAST TO THE CHICAGO RIVER AND WEST TO THE EAST LINE OF THE WEST 20 FEET OF LOT 6)

ALSO EXCEPTING THEREFROM THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

ALL THAT PARCEL OF LAND, TAKEN AS A TRACT, BEING THAT PORTION ABOVE THE SPACE EXCEPTED HEREINAFTER, DESCRIBED AS FOLLOWS:

A PARCEL OF LAND BEING THAT PART OF LOT 6 IN RAILROAD COMPANIES’ RESUBDIVISION LYING BELOW AND EXTENDING DOWNWARD FROM A HORIZONTAL PLANE AT AN ELEVATION OF 32.50 FEET ABOVE CHICAGO CITY DATUM, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF SAID LOT 6 WITH THE EAST LINE OF THE WEST 115.75 FEET OF SAID LOT 6, AND RUNNING THENCE NORTH ALONG SAID EAST LINE OF THE WEST 115.75 FEET OF LOT 6, A DISTANCE OF 11.36 FEET TO AN INTERSECTION WITH A LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF THE MOST SOUTHERLY ROW OF COLUMNS SUPPORTING A MULTI-STORY OFFICE BUILDING SITUATED ON SAID LOT 6, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING OF SAID HEREINAFTER DESCRIBED PART OF LOT 6; THENCE CONTINUING NORTH ALONG SAID EAST LINE OF THE WEST 115.75 FEET OF LOT 6, A DISTANCE OF 81.50 FEET TO AN INTERSECTION WITH A LINE WHICH IS 24.25 FEET SOUTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 18.25 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 134.00 FEET OF LOT 6; THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 134.00 FEET OF LOT 6, A DISTANCE OF 81.50 FEET TO AN INTERSECTION WITH SAID LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; AND THENCE WEST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 18.25 FEET TO POINT OF BEGINNING;

EXCEPTING HOWEVER FROM THE NORTH 13.75 FEET OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF THE 444 WEST JACKSON BUILDING FORMERLY KNOWN AS MERCANTILE EXCHANGE BUILDING WHICH IS AT AN ELEVATION OF 30.83 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THE SOUTH 18.00 FEET OF THE NORTH 31.75 FEET OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING WHICH IS AT AN ELEVATION OF 30.25 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THE REMAINDER OF SAID PARCEL OF LAND THAT PORTION THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING IN SAID REMAINDER WHICH IS AT AN ELEVATION OF 28.25 FEET ABOVE SAID CHICAGO CITY DATUM.

ALSO EXCEPTING THEREFROM THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

ALSO

A PARCEL OF LAND BEING THAT PART OF LOT 6 IN SAID RAILROAD COMPANIES’ RESUBDIVISION LYING BELOW AND EXTENDING DOWNWARD FROM A HORIZONTAL PLANE AT AN ELEVATION OF 32.50 FEET ABOVE CHICAGO CITY DATUM, WHICH IS BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE SOUTH LINE OF SAID LOT 6 WITH THE EAST LINE OF THE WEST 161.00 FEET OF SAID LOT 6, AND RUNNING THENCE NORTH ALONG THE EAST LINE OF THE WEST 161.00 FEET OF SAID LOT 6, A DISTANCE OF 11.65 FEET TO AN INTERSECTION WITH A LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF THE MOST SOUTHERLY ROW OF COLUMNS SUPPORTING A MULTI-STORY OFFICE BUILDING SITUATED ON LOT 6, SAID POINT OF INTERSECTION BEING THE POINT OF BEGINNING FOR THE HEREINAFTER DESCRIBED PART OF LOT 6; THENCE CONTINUING NORTH ALONG THE EAST LINE OF THE WEST 161.00 FEET OF LOT 6, A DISTANCE OF 107.08 FEET TO AN INTERSECTION WITH A LINE WHICH IS 1.33 FEET NORTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID LAST DESCRIBED PARALLEL LINE, A DISTANCE OF 59.50 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 220.50 FEET OF SAID LOT 6; THENCE SOUTH ALONG THE EAST LINE OF THE WEST 220.50 FEET OF SAID LOT 6, A DISTANCE OF 25.58 FEET TO AN INTERSECTION WITH A LINE WHICH IS 24.25 FEET SOUTH FROM AND PARALLEL WITH SAID SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE EAST ALONG SAID PARALLEL LINE AND ALONG SAID PARALLEL LINE EXTENDED, A DISTANCE OF 57.75 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 278.25 FEET OF SAID LOT 6, THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 278.25 FEET OF LOT 6, A DISTANCE OF 14.25 FEET; THENCE WEST ALONG A LINE PERPENDICULAR TO THE EAST LINE OF THE WEST 278.25 FEET AFORESAID, A DISTANCE OF 45.25 FEET TO AN INTERSECTION WITH THE EAST LINE OF THE WEST 233.00 FEET OF SAID LOT 6; THENCE SOUTH ALONG SAID EAST LINE OF THE WEST 233.00 FEET OF LOT 6, A DISTANCE OF 17.00 FEET; THENCE EAST ALONG A LINE PERPENDICULAR TO THE EAST LINE OF THE WEST 233.00 FEET AFORESAID, A DISTANCE OF 45.25 FEET TO AN INTERSECTION WITH SAID EAST LINE OF THE WEST 278.25 FEET OF LOT 6; THENCE SOUTH ALONG THE EAST LINE OF THE WEST 278.25 FEET AFORESAID, A DISTANCE OF 50.25 FEET TO AN INTERSECTION WITH SAID LINE WHICH IS 105.75 FEET SOUTH FROM AND PARALLEL WITH THE SOUTHERLY FACE OF SAID MOST SOUTHERLY ROW OF COLUMNS; THENCE WEST ALONG SAID PARALLEL LINE, A DISTANCE OF 117.25 FEET TO THE POINT OF BEGINNING;

EXCEPTING HOWEVER FROM THAT PART OF SAID PARCEL OF LAND LYING WEST OF THE EAST LINE OF THE WEST 259.79 FEET OF SAID LOT 6 THAT PORTION

THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF THE 444 WEST JACKSON BUILDING FORMERLY KNOWN AS MERCANTILE EXCHANGE BUILDING WHICH IS AT AN ELEVATION OF 30.00 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM THOSE PORTIONS OF SAID PARCEL OF LAND LYING EAST OF SAID EAST LINE OF THE WEST 259.79 FEET OF SAID LOT 6 THOSE PORTIONS THEREOF LYING BELOW OR BENEATH THE LEVEL OF THE TOP OF THE FINISHED FLOOR SLAB OF THE GROUND FLOOR OF SAID BUILDING WHICH IS AT AN ELEVATION OF 28.33 FEET ABOVE CHICAGO CITY DATUM, AND EXCEPTING FROM SAID PARCEL OF LAND THE WEST 1.25 FEET OF THE NORTH 1.33 FEET THEREOF OCCUPIED BY A COLUMN AND ALSO EXCEPTING THOSE PARTS THEREOF OCCUPIED BY SIX OTHER COLUMNS OF SAID MOST SOUTHERLY ROW OF COLUMNS, EACH OF WHICH SIX COLUMNS MEASURES 2.50 FEET FROM EAST TO WEST AND EXTENDS 1.33 FEET SOUTHWARDLY INTO AND UPON SAID PREMISES FROM THE MOST NORTHERLY LINE THEREOF;

AND ALSO EXCEPTING FROM SAID PARCEL 1 AND PARCEL 2 THE RESPECTIVE PORTIONS THEREOF TAKEN BY THE NATIONAL RAILROAD PASSENGER CORPORATION IN CONDEMNATION PURSUANT TO THE CONDEMNATION ACTION FILED IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, CASE NUMBER 89 C 1531.

EXCEPTING THEREFROM THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

PARCEL 3:

THE PROPERTY AND SPACE LYING BETWEEN HORIZONTAL PLANES WHICH ARE 42.25 FEET AND 90.00 FEET, RESPECTIVELY, ABOVE CHICAGO CITY DATUM, AND ENCLOSED BY PLANES EXTENDING VERTICALLY UPWARD FROM THE SURFACE OF THE EARTH, OF A PARCEL OF LAND COMPRISED OF A PART OF LOT 6 AND OF A PART OF SOUTH CANAL STREET LYING WEST OF AND ADJOINING SAID LOT 6, IN RAILROAD COMPANIES’ RESUBDIVISION OF BLOCKS 62 TO 76, BOTH INCLUSIVE, BLOCK 78, PARTS OF BLOCKS 61 AND 77, AND CERTAIN VACATED STREETS AND ALLEYS IN SCHOOL SECTION ADDITION TO CHICAGO, A SUBDIVISION OF SECTION 16, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN WHICH PARCEL OF LAND IS BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING ON THE EAST LINE OF THE WEST 20 FEET OF LOT 6; AT A POINT WHICH IS 0.938 FEET NORTH FROM THE SOUTH LINE OF SAID LOT 6, AND RUNNING THENCE WEST ALONG A LINE PERPENDICULAR TO THE EAST LINE OF THE WEST 20 FEET AFORESAID, A DISTANCE OF 25.416 FEET; THENCE NORTH, PARALLEL WITH THE WEST LINE OF SAID LOT 6, A DISTANCE OF 101.083 FEET; THENCE EAST ALONG A LINE PERPENDICULAR TO THE LAST DESCRIBED COURSE, A DISTANCE OF 25.416 FEET TO AN INTERSECTION WITH THE EAST LINE

OF THE WEST 20 FEET OF SAID LOT 6; AND THENCE SOUTH ALONG THE EAST LINE OF THE WEST 20 FEET AFORESAID, A DISTANCE OF 101.083 FEET TO THE POINT OF BEGINNING TOGETHER WITH THE SPACE IN WHICH TO CONSTRUCT, USE, MAINTAIN, REPAIR, REPLACE OR RENEW FROM TIME TO TIME ADEQUATE COLUMNS AND FOUNDATIONS FOR THE BUILDING CONTEMPLATED BY THE PRESENT LEASE IN THE EXCEPTED SPACE, AS DEFINED IN THE EXISTING AIR RIGHTS LEASE DATED JANUARY 15, 1969 AND RECORDED JANUARY 31, 1969 AS DOCUMENT 20744919, ALL IN COOK COUNTY, ILLINOIS.

EXCEPTING THEREFROM THE BUILDINGS AND IMPROVEMENTS LOCATED THEREON.

EXHIBIT A-1

PREMISES

A-1-1

EXHIBIT B

WORKLETTER

     This is the Workletter (“Workletter”) referred to in the foregoing lease (the “Lease”) made between SUA INSURANCE COMPANY, an Illinois statutory insurance company, as tenant (“Tenant”), and 222 SOUTH RIVERSIDE PROPERTY LLC, a Delaware limited liability company, as landlord (“Landlord”), relating to Suite in the building commonly known as 222 South Riverside Plaza, Chicago, Illinois. Capitalized terms used herein, unless otherwise defined in this Workletter, shall have the respective meanings assigned to them in the Lease.

     For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

     1. Tenant’s Work. Tenant shall, at Tenant’s own cost and expense except for the Construction Allowance (as hereinafter defined), perform all work (“Tenant’s Work”) necessary or desirable to improve the Premises to a finished condition ready for the conduct of Tenant’s business therein. Tenant’s Work shall include, among other things, the following:

          (a) Electrical lighting, fixtures and appliances.

          (b) Floor covering required by Tenant, if any, including any finishes for demising walls located within the Premises.

          (c) Ceiling modifications, repairs or upgrades required by Tenant, if any.

          (d) Wall treatment required by Tenant, if any.

          (e) Fixtures, decorating and furnishings required by Tenant.

          (f) Water lines, if any, required by Tenant, from then existing locations in the Premises to locations desired by Tenant.

          (g) Doors, door frames and hardware.

          (h) Plumbing facilities, including fixtures required by Tenant.

          (i) Equipment and facilities for air conditioning and heating.

          (j) Door hardware and keying in accordance with the Building’s specifications and master keying system.

          (k) Other work to improve the Premises for occupancy which is required or desired by Tenant.

          (l) Post-construction final cleaning.

     Tenant’s Work shall be performed in accordance with Tenant’s Plans (defined in Section 3(b)(i) hereof) approved in advance by Landlord, and subject to the other terms and conditions of this Workletter and to the terms and conditions of the Lease. Tenant’s Work shall not affect the structure or systems of the Building except as may be expressly permitted by Landlord. Tenant’s Work shall be performed in accordance with, and include work as may be required by, “Landlord’s Building Standards and Supplementary General Conditions” that have been previously provided to Tenant.

     2. Pre-Construction Documentation.

          (a) Upon execution and delivery of the Lease or as soon as reasonably practical, Tenant shall submit the following information and items to Landlord:

               (i) The scheduled commencement date of construction of Tenant’s Work and the estimated date of completion of construction.

               (ii) An itemized statement of estimated construction cost, including permits and fees and architectural, engineering and contracting fees (the “Estimated Cost of Tenant’s Work”).

               (iii) Tenant shall deposit with Landlord or with a title company selected by Landlord cash equal to the amount by which the Estimated Cost of Tenant’s Work exceeds the Construction Allowance (“Tenant’s Deposit”), as more particularly described in Section 7 hereof. Tenant agrees to increase the amount of Tenant’s Deposit to the extent reasonably required by Landlord from time to time.

          (b) All contracts with Tenant’s Contractors (as defined in Section 5(c) below) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned.

          (c) Tenant shall submit the following information and items to Landlord not less than five (5) days prior to commencement of construction of Tenant’s Work:

               (i) The names and addresses of Tenant’s Contractors. Landlord shall have the right to approve Tenant’s Contractors and Tenant shall employ as Tenant’s Contractors only those persons or entities on Landlord’s “approved” list from time to time.

               (ii) An updated itemized statement of estimated construction cost, including permits and fees and architectural, engineering and contracting fees.

               (iii) Certified copies of insurance policies or certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

               (iv) A certified copy of a fully executed contract with each of Tenant’s Contractors.

               (v) Such other documents listed in the “Landlord’s Building Standards and Supplementary General Conditions.”

          (d) Tenant will update such information and items by notice to Landlord of any changes.

     3. Submission of Drawings. Tenant shall comply with the following procedure for approval of Tenant’s Plans by Landlord:

          (a) Upon execution of the Lease, Tenant shall deliver to Landlord three (3) black-and-white prints and one (1) reverse sepia transfer of a preliminary conceptual layout of the Premises for use in evaluation of space utilization in the Premises (“Space Plan”) prepared by an architect licensed in the State of Illinois, selected by Tenant and approved by Landlord (“Tenant’s Architect”). Not more than ten (10) business days after receipt of the Space Plan, Landlord shall notify Tenant either of its approval thereof, or of the changes required. If Landlord notifies Tenant that changes are required, Tenant shall promptly thereafter submit to Landlord, for its approval, a Space Plan amended by Tenant and Tenant’s Architect in accordance with the changes so required. Landlord shall notify Tenant of its approval or disapproval of the amended Space Plan within ten (10) business days of Landlord’s receipt thereof and Tenant shall have any changes to the Space Plan required by Landlord made promptly after the date Tenant receives notice thereof.

          (b) Promptly after the later of Landlord’s approval of the Space Plan and Landlord’s receipt of an amended Space Plan, as the case may be, Tenant shall deliver to Landlord for its approval, which approval shall not be unreasonably withheld, three (3) black-and-white prints and one (1) reverse sepia transfer of Tenant’s Plans prepared by Tenant’s Architect based on the approved Space Plan.

               (i) “Tenant’s Plans” means the plans and specifications (including architectural, mechanical and electrical working drawings) for the supply, installation and finishing in the Premises of Tenant’s Work, including without limitation all partitions; doors and hardware; ceilings; wiring, lights and switches; heating, cooling and ventilation equipment and controls; telephone and electrical outlets; floor covering; drapes; built-ins; plumbing and fixtures; fire protection, fire warning and security systems; and other equipment and facilities attached to and forming part of the Building.

               (ii) Tenant’s Plans shall be prepared at Tenant’s sole cost and expense by Tenant’s Architect. Tenant shall pay all fees and costs of Landlord’s architect and engineer in reviewing the Space Plan, Tenant’s Plans, specifications and drawings in the event such review is required by Landlord in its reasonable discretion.

               (iii) Not more than ten (10) business days after receipt by Landlord of the Tenant’s Plans, Landlord shall notify Tenant either of its approval thereof or of changes required, and of any modifications required. If Landlord notifies Tenant that changes are required, Tenant shall promptly submit to Landlord, for its approval, which approval shall not be unreasonably withheld, Tenant’s Plans amended by Tenant and Tenant’s Architect in accordance with the changes so required. Landlord shall notify Tenant of its approval or disapproval of the amended Tenant’s Plans within ten (10) business days after Landlord’s receipt thereof and Tenant shall have any changes to the Tenant’s Plans required by Landlord promptly made. Upon Landlord’s notification to Tenant of approval by Landlord of Tenant’s Plans, Tenant shall promptly submit Tenant’s Plans for pricing and to appropriate authorities for the issuance of a building permit.

               (iv) Approvals or disapprovals on behalf of Landlord may be given by Landlord, Landlord’s Building manager (“Manager”) or such architect or other representative as any of such persons may from time to time designate. Landlord shall give reasons for any disapproval. Landlord’s approval shall not constitute an assumption by Landlord of responsibility for the accuracy or sufficiency of Tenant’s Plans, for compliance with law or performance standards or otherwise. Tenant shall submit any changes to Tenant’s Plans to Landlord for approval before commencing any work with respect to such changes. Unless otherwise agreed by Landlord, all drawings provided by Tenant hereunder shall be of uniform size not exceeding 30” x 42” and to a minimum scale of one eighth inch equals one foot.

     4. Delivery of Premises; Commencement of Tenant’s Work.

          (a) Landlord shall deliver the Premises to Tenant in their “as is” condition on the next business day following full execution and delivery of the Lease. Landlord will be responsible for constructing the common corridor (“Landlord’s Work”) using Building standard materials. Landlord will perform Landlord’s Work concurrently with Tenant’s Work. Tenant agrees for itself and its agents, representatives, employees, suppliers, contractors, subcontractors, workmen, mechanics, and suppliers, that all such parties shall work in harmony and not unreasonably interfere with Landlord and Landlord’s agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Landlord’s Work in the Premises or work for other tenants and occupants of the Building. Landlord agrees for itself and its agents, representatives, workmen, mechanics and suppliers that all such parties shall work in harmony and not unreasonably interfere with Tenant and Tenant’s agents, representatives, employees, suppliers, contractors, subcontractors, mechanics, and workmen in doing the Tenant Work. All of the terms and provisions of the Lease shall be binding upon Tenant from and after the date on which Tenant takes possession of the Premises except that Rent shall accrue only from and after the Commencement Date or the date Tenant commences its business operations in the Premises, whichever shall first occur.

     (b) No construction work shall be undertaken or commenced by Tenant in the Premises until:

     (i) Tenant’s Plans have been submitted to and approved by Landlord,

     (ii) all governmental approvals and permits required for the commencement of Tenant’s Work have been obtained by Tenant, and evidence thereof has been provided to Landlord,

     (iii) all required insurance coverages have been obtained by Tenant, and evidence thereof provided to Landlord,

     (iv) Tenant shall have delivered Tenant’s Deposit, if applicable, to Landlord or to a title company selected by Landlord pursuant to Section 7 hereof;

     (v) items required to be submitted to Landlord prior to commencement of construction of Tenant’s Work have been so submitted and have been approved, where required, and

     (vi) Landlord has given written notice that the work can proceed, subject to such reasonable conditions as Landlord may impose. Landlord agrees to give such notice (and inform Tenant of such reasonable conditions (if any)) promptly after Tenant satisfies the requirements of subparagraphs 4(b)(i)-(v).

     5. Standards of Design and Construction of Tenant’s Work and Conditions of Tenant’s Performance. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Section 5, except as the same may be modified on Tenant’s Plans approved by or on behalf of Landlord.

     (a) All design and construction shall comply with all applicable statutes, ordinances, regulations, laws, codes and industry standards. Approval by Landlord of Tenant’s Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of the foregoing laws, codes and standards must be met, the strictest shall apply where not prohibited by another law, code or standard. Tenant shall cause Tenant’s Architect to become familiar with the foregoing design criteria and with all construction procedures which may be established by Landlord for the Building in order to permit completion of proper and adequate architectural, mechanical, electrical, plumbing and fire protection working drawings for Tenant’s Work in conformity with the standards provided for herein and in order to assure proper coordination of Tenant’s Work with the construction of other tenants’ premises in the Building.

     (b) Tenant shall, at its own cost and expense, obtain all required building permits and when construction has been completed shall, at its own cost and expense, obtain an occupancy permit for the Premises, which shall be delivered to Landlord.

     (c) Tenant shall competitively bid Tenant’s Work provided all contractors and subcontractors engaged by or on behalf of Tenant for construction of Tenant’s Work (collectively, “Tenant’s Contractors”) shall be on Landlord’s “approved” list and shall be licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’s employees, contractors and subcontractors and with other contractors and subcontractors on the job site. All work shall be coordinated with any general construction work in the Building in order not to adversely affect other work being performed by or for Landlord or its contractors and subcontractors.

     (d) Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant for the reasonable actual costs thereof without any profit to Landlord, any work (i) which Landlord deems necessary to be done on an emergency basis or (ii) which pertains to structural components of the Building or (iii) which pertains to the Building’s mechanical, electrical, plumbing and fire protection systems or (iv) which pertains to the erection of temporary safety barricades or signs during construction or (v) which pertains to patching of Tenant’s Work and other work in the Building. If Landlord elects to exercise its rights under clauses (ii) or (iii) of this Section 5(d), Landlord agrees to give Tenant reasonable prior notice and to consult with Tenant about the completion of such work so as to minimize Tenant’s costs without adversely impacting the Building’s structural components or mechanical, electrical, plumbing or fire protection systems.

     (e) Tenant shall use only new, first-class materials in Tenant’s Work, except where explicitly shown in Tenant’s Plans approved by Landlord. On completion of Tenant’s Work, Tenant shall provide or cause to be provided to Landlord warranties of at least one (1) year duration from the date of completion against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of Tenant’s Work.

     (f) Tenant’s Contractors, in performing work, shall not interfere with other tenants and occupants of the Building. Tenant shall take all reasonable precautionary steps to protect its facilities and the facilities of others affected by Tenant’s Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building.

     (g) Landlord shall have the right to order Tenant or any of Tenant’s Contractors who have violated the requirements imposed on Tenant or Tenant’s Contractors pursuant to this Workletter to cease work and remove its equipment and employees from the Building unless Tenant or Tenant’s Contractors, as the case may be, immediately complies with such requirements. Landlord agrees to give Tenant notice not later than the end of the prior working day before exercising such rights.

     (h) Tenant shall pay Landlord for the reasonable cost of (i) all work performed by Landlord on behalf of Tenant, (ii) all materials or labor furnished on Tenant’s behalf, and (iii) all other amounts required to be paid by Tenant to Landlord, within thirty (30) days from the date of Landlord’s invoice therefor.

     (i) Charges for any service (including, without limitation, electricity, water, HVAC or freight elevator operator (if any) employed during the pendency of the performance of Tenant’s Work and the like) to Tenant or the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences Tenant’s Work. Tenant shall pay Landlord’s contractors and Landlord their respective charges for such services and all other support services which may be provided by Landlord’s contractors or by Landlord. All use of freight elevators is subject to scheduling by Landlord and to charges established by Landlord for the reimbursement of Landlord’s actual, direct costs for Tenant’s use of the freight elevators after the normal business hours of the Building. Tenant shall ensure that Tenant’s contractors remove all construction debris and shall not place debris in the Building’s waste containers.

     (j) Tenant shall permit access to the Premises, and Tenant’s Work shall be subject to inspection by Landlord, Manager and Landlord’s architects, contractors and other representatives, at all times during the period when Tenant’s Work is being constructed and installed and following completion of Tenant’s Work.

     (k) Subject only to circumstances over which Tenant has no control and which could not have been avoided by Tenant by the exercise of due diligence, Tenant shall proceed with its work expeditiously, continuously and efficiently, and shall complete the same prior to the Commencement Date. Tenant shall notify Landlord upon completion of Tenant’s Work.

     (l) In addition, upon completion of Tenant’s Work, Tenant shall notify Landlord and shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Landlord, Landlord’s title insurance company or construction lender, from all parties performing labor or supplying materials or services in connection with Tenant’s Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building. Tenant shall furnish partial waivers of liens and contractors’ affidavits to Landlord from time to time during the course of construction upon Landlord’s request covering those portions of such labor, materials and services which have been performed and supplied. Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

     (m) Tenant shall have no authority to deviate in any material respect from Tenant’s Plans in performance of Tenant’s Work, except as approved by Landlord and its designated representative in writing which approval shall not be unreasonably withheld to the extent that the requested deviation from Tenant’s Plans does not affect the Building’s structure or systems. Upon completion of Tenant’s Work, Tenant shall furnish to Landlord “as-built” drawings of Tenant’s Work.

     (n) Landlord shall, at Landlord’s cost, have the right to run roof drainage lines, utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto.

     (o) Tenant shall impose on and enforce all applicable terms of this Workletter against Tenant’s Contractors, Tenant’s Architect and Tenant’s engineer.

     (p) Tenant and Tenant’s employees shall not be permitted to occupy the Premises for the purpose of conducting Tenant’s business therein until Landlord’s architect reasonably confirms that Tenant’s Work has been substantially completed in accordance with the approved Tenant’s Plans. Landlord agrees that it shall use reasonable efforts to obtain such confirmation within two (2) business days after Tenant’s written request therefor.

     6. Insurance and Indemnification.

     (a) In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

     (i) Workmen’s Compensation and Employer’s Liability Insurance with limits of not less than $500,000.00 and as required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect Tenant’s Contractors from liability under the aforementioned acts.

     (ii) Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability, or a combination thereof, with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $5,000,000.00. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

     (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

     (iv) “All-risk” builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all-risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If portions of the Tenant’s Work are stored off the site of the Building or in transit to said site are not covered under said “all-risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of Tenant’s Work. Any loss insured under said “all-risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear, subject to the agreement reached by said parties in interest, or in the absence of any such agreement, then in accordance with a final, non-appealable order of a court of competent jurisdiction. If after such loss no other special agreement is made, the decision to replace or not replace any such damaged Tenant’s Work shall be made in accordance with the terms and provisions of the Lease. The waiver of subrogation provisions contained in the Lease shall apply to the “all-risk” builder’s risk insurance policy to be obtained by Tenant pursuant to this paragraph.

     All policies (except the workmen’s compensation policy) shall be endorsed to include as additional insured parties Landlord and its officers, directors, partners, employees and agents, Manager, Landlord’s contractors, Landlord’s architects, and such additional persons as Landlord may designate. Said endorsements shall also provide that all additional insured parties shall be given not less than ten (10) days’ prior written notice of any material reduction of coverage and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. At Tenant’s request, Landlord shall furnish a list of names and addresses of parties to be named as additional insureds. The insurance policies required hereunder shall be considered as the primary insurance and shall not call into contribution any insurance maintained by Landlord. Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

     (b) Without limitation of the indemnification provisions contained in the Lease, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Manager, Landlord’s contractors, Landlord’s architects and their officers, directors, partners, agents and employees from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant’s Contractors into the Building and the Premises, including, without limitation, the cost of any repairs to the Premises or Building necessitated by activities of Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same.

     7. Construction Allowance. Landlord shall reimburse Tenant for up to $1,499,220.00 (being $60.00 per square foot of rentable area of the Premises) (the “Construction Allowance”) of the Cost of Tenant’s Work (as hereinafter defined). Tenant shall pay the amount by which the Cost of Tenant’s Work exceeds the Construction Allowance, and shall, prior to commencement of Tenant’s Work, deliver Tenant’s Deposit to Landlord or at Landlord’s option, into a construction escrow account with a title company, pursuant to escrow instructions approved by Landlord and Tenant. The cost of the construction escrow shall be borne by Tenant. Tenant’s failure to pay Tenant’s Deposit to Landlord within five (5) days after Landlord’s written demand therefor shall be a Default under the Lease entitling Landlord to exercise all of its rights and remedies in connection therewith. The Construction Allowance or portions thereof, as payments are requested, shall be paid by Landlord or, at Landlord’s option, deposited periodically into the construction escrow described in the foregoing sentence. The Construction Allowance and Tenant’s Deposit shall be paid out to Tenant based upon ninety percent (90%) of the value of the work for which payment is requested to reimburse Tenant for the Cost of Tenant’s Work. Prior to the payment of any portion of the Construction Allowance or Tenant’s Deposit, Tenant shall deliver, or shall cause to be delivered to Landlord and the construction escrowee (if any) evidence that the work for which reimbursement is then being requested has been performed and in some instances paid for by Tenant, which evidence shall include executed lien waivers, architect’s certificates, contractor’s statements, and owner’s statements covering the work for which reimbursement is requested from time to time, and such other documentation as may be requested by Landlord or the escrowee. Landlord covenants that it will make disbursements of the Construction Allowance or Tenant’s Deposit within thirty (30) days after Landlord’s designated due date. Funds paid to Tenant from Landlord or the construction escrowee shall be deemed to be paid out of the Construction Allowance until the full amount of the Construction Allowance has been disbursed. In no event shall Landlord be required to make more than one disbursement of the Construction Allowance or Tenant’s Deposit during any single calendar month. Tenant acknowledges that any request for payment of the Construction Allowance must be delivered to Landlord, together with executed lien waivers, architect’s certificates, contractor’s statements and owner’s statements covering the work for which reimbursement is then being requested, no later than the last business day of the sixth (6th) full month following the Commencement Date. Upon Tenant’s completion of Tenant’s Work and delivery to Landlord of final lien waivers, as-built plans and other evidence reasonably required by Landlord to confirm Tenant’s Work has been completed and fully paid for, Landlord shall, promptly after written request from Tenant, (a) disburse to Tenant any portion of the Construction Allowance to which Tenant has satisfied the requirements for disbursement but which was withheld by Landlord as the ten percent (10%) retainage, and (b) return to Tenant any portion of Tenant’s Deposit not theretofore applied toward the Cost of Tenant’s Work. A portion of the Construction Allowance can be used to pay for furniture, office equipment, FF&E, or other items of personal property. Provided Tenant is not in default under the Lease, and further provided that Tenant has spent at least $999,480.00 ($40.00 per square foot of rentable area of the Premises) on the total Cost of Tenant’s Work, Tenant shall be entitled to a rent credit or abatement on account of such excess Construction Allowance in an amount not to exceed $499,740.00 ($20.00 per square foot of rentable area of the Premises) on Rent next due under the Lease.

     8. Cost of Tenant’s Work. “Cost of Tenant’s Work” shall mean costs of all labor and materials, general contractor’s fees and any permit or license fees necessary for completion of construction of Tenant’s Work, and shall include (a) a supervisory fee payable to Landlord’s property manager equal to $12,493.50 ($.50 multiplied by the number of square feet in the Premises) to compensate Landlord for Landlord’s supervision of Tenant’s Work and (b) the reimbursement of Landlord’s actual out-of-pocket costs incurred to review Tenant’s Plans for Landlord’s review of Tenant’s Plans and supervision of Tenant’s Work.

     9. Miscellaneous.

     (a) Charges due from Tenant to Landlord pursuant to this Workletter, if any, may be deducted by Landlord from any payment of the Construction Allowance provided Landlord has delivered reasonable evidence of such charges to Tenant.

     (b) If Tenant’s Plans require the construction and installation of more fire hose cabinets or telephone/electrical closets than the number regularly provided by Landlord in the portion of the Building in which the Premises are located, Tenant shall pay all costs and expenses arising from the construction and installation of such additional fire hose cabinets or telephone/electrical closets.

     (c) This Workletter shall not be deemed applicable to any additional office space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

     (d) With respect to any amounts owed by Tenant hereunder and not paid when due or Tenant’s failure to perform its obligations hereunder, Landlord shall have all of the rights and remedies granted to Landlord under the Lease for non-payment by Tenant of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

[END OF WORKLETTER]

EXHIBIT C

RULES AND REGULATIONS

     1. The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than that of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no rubbish or other obstructing substances shall be thrown therein.

     2. No advertisement, signs, pictures, placards or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenant by Landlord, the cost thereof to be charged to and paid for by Tenant.

     3. Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenant, its agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other tenants, or those having business with them. Nothing shall be thrown by Tenant, its clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.

     4. Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.

     5. No animals, birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.

     6. No painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant’s agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant’s compliance with Section 23 of the Lease) and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenant shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.

     7. Tenant shall procure and pay for all keys for the Premises and Tenant shall deliver duplicates of all keys to Landlord at Tenant’s expense. No additional locks or latches shall be put upon any door and no locks shall be changed without the written consent of Landlord. Tenant, at the termination of their Lease, shall return to Landlord all keys to doors in the Building. Tenant shall not alter locks or install new locks without approval from Landlord.

     8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenant shall make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

     9. The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.

     10. If Tenant desires blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent and at the expense of Tenant. No awnings shall be placed on the Building. Window covering shall be closed when the effect of sunlight would impose unnecessary loads on the air conditioning system.

     11. All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel. No antenna or cabling shall be installed on the roof or exterior walls of the Building.

     12. At Landlord’s discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor’s business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.

     13. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.

     14. The freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord and any costs incurred by Landlord shall be reimbursed by Tenant.

     15. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each tenant shall cooperate to prevent the same.

     16. Each tenant shall ensure that all doors to its premises are locked and all water faucets or apparatus and office equipment are shut off before the tenant or its employees leave such premises at night. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

     17. The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever may be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

     18. Each tenant shall store its refuse within its Premises. No material shall be placed in the refuse boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removal without being in violation of any law or ordinance governing such disposal.

     19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

EXHIBIT D

INTENTIONALLY OMITTED

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EXHIBIT E

FORM OF LETTER OF CREDIT

_______________, 20__

IRREVOCABLE STAND-BY LETTER OF CREDIT

CREDIT NUMBER:

EXPIRY:

APPLICANT:	BENEFICIARY:

222 South Riverside Property LLC

c/o Beacon Capital Partners

One Federal Street, 26th Floor

Boston, Massachusetts 02110
Attn: General Counsel

AMOUNT:

We hereby issue in your favor our Irrevocable Standby Letter of Credit number _____________________-________ (the “Credit”) which is available by your draft(s) drawn on us at sight accompanied by the following document(s):

A sworn and notarized statement duly signed by an authorized representative of Beneficiary stating: “THE UNDERSIGNED IS ENTITLED TO DRAW UPON THIS CREDIT IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN LEASE DATED __________________, 20__, , BY AND BETWEEN 222 SOUTH RIVERSIDE PROPERTY LLC AND ______________________ THE LEASE OF CERTAIN SPACE LOCATED AT 222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS.”

Partial drawings shall be permitted.

If a drawing in respect of payment is made by you hereunder at or prior to 11:00 A.M. (Central Standard Time) on a Business Day (defined below), and provided that such drawing and the statement presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you of the amount specified, in immediately available funds, on the same Business Day. If a drawing in respect of payment is made by you hereunder after 11:00 A.M. (Central Standard Time), on a Business Day, and provided that such drawing and the statement presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you in the amount specified, in immediately available funds, on the next Business Day. If requested by you, payment under this Credit may be made by deposit of immediately available funds into a designated account that you maintain with the Bank or by

E-1

wire transfer directly to an account designated by Beneficiary. As used herein “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the jurisdiction in which the Bank is located are authorized or required by law to close.

This Credit is transferable in its entirety (but not in part) to the landlord (and its successors and assigns) under that certain Lease dated _________, 20__, by and between 222 South Riverside Property LLC, as landlord, and Applicant, as tenant, for the lease of certain space located at 222 South Riverside Plaza, Chicago, Illinois, 60606, as the same may be amended or modified from time to time.

This Credit shall automatically renew itself (subject to reduction in amounts as hereinafter set forth) from year to year commencing on the first anniversary of the date hereof, unless and until the undersigned shall have given sixty (60) days’ prior written notice by certified mail, return receipt requested, to (i) the Beneficiary at its address set forth above, and (ii) 222 South Riverside Property LLC, c/o The John Buck Company, 222 South Riverside Plaza, Chicago, Illinois 60606, Attention: Property Manager, of the undersigned’s intent not to renew this Credit at the expiration of such sixty (60) day period. Beneficiary shall have the right to change its notice address from time to time by delivering written notice thereof to the undersigned. During said sixty (60) day notice period, this Credit shall remain in full force and effect and Beneficiary may draw up to the full amount of the sum when accompanied by a statement described in the second paragraph of this Credit.

Each draft drawn under this Credit must state: Drawn under ________________________, Chicago, Illinois, Reference No. ______-___________________.

We hereby engage with you that draft(s) drawn under and in compliance with the terms of this Credit will be duly honored on presentation.

This Credit sets forth in full the terms of our undertaking and such an undertaking shall not in any way be modified or amplified by reference to any documents, instruments or agreements referred to herein, or in which this Credit is referred to or to which this Credit relates and any such reference shall not be deemed to incorporate herein by reference any such documents, instruments or agreements.

This Credit is issued subject to the International Standby Practices 1998 (ISP 98), International Chamber of Commerce Publication No. 590.

Bank

Authorized Signature

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EXHIBIT F

COMMENCEMENT DATE LETTER

     This Commencement Date Letter is by and between 222 South Riverside Property LLC (“Landlord”) and ___(“Tenant”).

     1. The Lease Term commenced on                               .

     2. The Lease Term will expire on                               .

     3. Tenant acknowledges that Tenant’s Work has been completed in accordance with the Plans and Specifications and accepts such Work, subject to any punch list items being completed.

     4. [Construction Allowance] Tenant, further, acknowledges that any obligation of Landlord to Tenant in connection with the Work and all other conditions precedent to the commencement of the Lease Term have occurred and that the Lease is in full force and effect.

     5. There are no existing defenses or offsets which, as of the date hereof, Tenant has against the enforcement of the Lease by Landlord.

     EXECUTED on the            day of                     , 200_.

222 SOUTH RIVERSIDE PROPERTY LLC, a Delaware limited liability company

By:	BCSP III Illinois Manager LLC, a Delaware limited liability company, its Manager

	By:	Beacon Capital Strategic Partners III, L.P., a Delaware limited partnership, its sole member

		By:	BCP Strategic Partners III, LLC, a Delaware limited liability company, its General Partner

			By:	Beacon Capital Partners, LLC, a Delaware limited liability company, its Manager

By:

Name:

Title:

F-1

TENANT:
, a(n)

By:

Name:

Title:

F-2